Exhibit 10.9

LEASE AGREEMENT

BY AND BETWEEN

MIDDLEFIELD STATION ASSOCIATES, LLC

a Delaware limited liability company

AS LANDLORD

AND

OMNICELL, INC.,

a Delaware corporation

AS TENANT

i

Index of Exhibits

A	Land
B	Base Rent Schedule
C	Commencement and Expiration Date Memorandum
D	Site Plan
E	Construction Agreement
F	Form of SNDA
G	Form of Letter of Credit

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	October 20, 2011

Landlord:	Middlefield Station Associates, LLC, a Delaware limited liability company

Landlord’s Address:	c/o Four Corners Properties One Embarcadero Center 37th Floor San Francisco, CA 94111

All notices sent to Landlord under this Lease shall be sent to the above address

Tenant:	Omnicell, Inc., a Delaware corporation

Tenant’s Address (prior to Commencement Date):	Omnicell, Inc. 1201 Charleston Road Mountain View Attn: Kirk Thompson Phone: 650 251 6431 Fax: 650 251 6266 Email: kirk.thompson@omnicell.com with a copy to danj@omnicell.com and apope@cooley.com

Tenant’s Address (from and after the Commencement Date):	SAME AS PREMISES Attn: Kirk Thompson Phone: 650 251 6431 Fax: 650 251 6266 Email: kirk.thompson@omnicell.com with a copy to danj@omnicell.com and apope@cooley.com

Building Square Footage:	Approximately 99,880 rentable square feet

Premises Address:	590 Middlefield Road, Mountain View, California

Premises:

The Premises shall consist of a one (1) multi-story building and all improvements associated with such Building. The Premises shall also consist of the land on which the Premises is situated (as more particularly described on Exhibit A attached hereto) and all Common Areas.

Building:	One (1) multi-story office building to be constructed in accordance with the Construction Agreement (as defined herein).

Tenant’s Proportionate Share of Premises:	100%

Target Commencement Date:	November 1, 2012

Length of Term:	Commencing on the Commencement Date and ending one hundred twenty (120) months after the Commencement Date.

Expiration Date:	One hundred twenty (120) months after the Commencement Date.

Base Rent:

$2.79 per square foot per month for the first 12 months, subject to abatement as described in Section 4. Thereafter, Base Rent will increase at a rate of three percent (3%) for each year throughout the Term (see Exhibit B for the rent schedule).

Security Deposit:	$363,304 [based on last month’s Base Rent], subject to the terms of Paragraph 7 and payable upon mutual execution and delivery of this Lease.

Prepaid Rent:	$278,442 [based on the fourth month’s Base Rent]

Permitted Use:	General administrative, office, software research and development, and any other legally permitted use reasonably permitted by Landlord.

Parking Spaces:	Tenant’s Proportionate Share of all legally permitted parking at the Premises, free of charge.

Brokers:	Landlord’s Broker: Cassidy Turley Tenant’s Broker: Colliers International

v

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant as of the Lease Date.  The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information.  The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.

1.                                      DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.                                      PREMISES

(a)       The Premises demised by this Lease consists of that certain building (the “Building”) specified in the Basic Lease Information, which Building, together with the land described on Exhibit A attached hereto (the “Land”) and all other improvements located on the Land, including, without limitation, the Common Areas (as defined below).  The approximate location and dimensions of the Premises are depicted on Exhibit D, which is attached hereto and incorporated herein by this reference.  Tenant shall have the exclusive right (but subject to Landlord’s rights under this Lease and the rights of others pursuant to all matters of record affecting the Premises (the “Permitted Exceptions”)) to use the Common Areas, including the parking areas (the “Parking Areas”).  For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Building and within the exterior boundary line of the Land.

(b)       Landlord shall construct the Landlord Improvements (as defined in the Construction Agreement) pursuant to the construction agreement attached hereto as Exhibit E-1 and E-2 (“Construction Agreement”).

(1)           To the extent any defect in the Landlord Improvements is under warranty by Landlord’s general contractor, Landlord shall warrant to correct all defects in the Landlord Improvements as to which Tenant notifies Landlord in writing within one (1) year following the Commencement Date (as defined below) of the Landlord Improvements  (the “Warranty Period”).  In addition to Landlord’s rights under Paragraph 19 below, during the Warranty Period, Landlord may, in connection with the performance of its obligations under the warranty described in this Paragraph 2, in its reasonable discretion, from time to time: (A) close temporarily any portion of the Premises so long as reasonable access to the Premises remains available; and (B) use any portion of the Premises.  In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.

(2)           For purposes of this Lease, “Substantial Completion” shall occur upon the date Landlord notifies Tenant in writing of the completion of the Landlord Improvements in a good and workmanlike manner, in accordance with all applicable laws (including without limitation the ADA (as defined in Paragraph 8(c) below) and any laws governing Tenant’s ability to take occupancy and operate its business in the Premises (but excluding laws applicable to the actual operation of Tenant’s business, such as business license requirements), and substantially in accordance with plans and specifications to be prepared in accordance with the Construction Agreement, with the exception of any “punch list” items which do not adversely and materially affect Tenant’s use and occupancy of the Premises.  Landlord shall not be required to furnish a certificate of occupancy or its legal equivalent as evidence of Substantial Completion.  Notwithstanding anything to the contrary contained in this Lease, Substantial Completion of the Landlord Improvements shall not require that the Landlord Improvements be completed in accordance with any Laws or changes in any Laws, including, without limitation, the ADA, to the extent such Laws (or changes in Laws) become effective after the date Landlord obtains a building permit for the Landlord Improvements unless such compliance is required by the applicable governmental authorities in order for Landlord to obtain a temporary certificate of occupancy or its equivalent for the Landlord Improvements.

(c)       No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Premises, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

3.                                      TERM

(a)           The term of this Lease (the “Term”) shall commence on the earlier to occur of the following dates (the “Commencement Date”): (i) the date Tenant first takes possession of all or any portion of the Premises and conducts its business therein, and (ii) the later of (A) the date Landlord gives notice to Tenant that the Landlord Improvements are Substantially Complete, and (B) September 1, 2012.  If because of any Tenant Delay (as defined in the Construction Agreement), Substantial Completion of the Landlord Improvements or delivery of the Premises to Tenant occurs after September 1, 2012, then if the Commencement Date is determined under clause (ii) above, the Commencement Date shall be adjusted for all purposes of this Lease (including, without limitation, the penultimate sentence of this Paragraph 3(a)) to be the date which is the actual date of Substantial Completion of the Landlord Improvements as advanced by the number of days of Tenant Delay (but in no event earlier than September 1, 2012).  For example, if Substantial Completion of the Landlord Improvements actually occurs on September 10, 2012 and there are eight (8) days of Tenant Delay, then the Commencement Date under clause (ii) above would be September 2, 2012.  Notwithstanding anything to the contrary herein, this Lease shall not be void or voidable, no obligation of Tenant shall be affected, and Landlord shall have no liability to Tenant for any claims arising out of or resulting from any failure of Landlord to Substantially Complete the Landlord Improvements or to tender possession of the Premises to Tenant by the Target Commencement Date, and Tenant’s sole remedy as a consequence of any such delay not due to a Tenant Delay shall be the postponement of the Commencement Date; provided, however, if the Commencement Date (as adjusted for any Tenant Delay in the manner described in this Paragraph 3(a)) has not occurred on or before the December 1, 2012, then Landlord shall, within thirty (30) days after receipt of a written demand therefor and evidence of Tenant’s payment thereof, reimburse Tenant for fifty percent (50%) of the excess base monthly rent paid by Tenant and attributable to the period beginning on December 1, 2012 (as such date is adjusted for any Tenant Delay in the manner described in this Paragraph 3(a)) and continuing through the Commencement Date (the “Holdover Period”) due to Tenant’s holdover under its current lease with Google Inc. for space at 1345 Shorebird Way, Mountain View, CA and 1201 Charleston Road, Mountain View, CA (which fifty percent (50%) share (i.e., Landlord’s share) of excess base monthly rent amount shall be not more than $6,368.25 per day during such Holdover Period).  Notwithstanding anything to the contrary contained in this Lease, if the Commencement Date (as adjusted for any Tenant Delay in the manner described in this Paragraph 3(a)) has not occurred on or before November 30, 2013, Tenant shall have the right thereafter to terminate this Lease by written notice to Landlord given within ten (10) days after such date, and upon such termination, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have any further liability to the other except for those obligations that expressly survive the expiration or earlier termination of this Lease.  If Tenant fails to deliver such notice on or before the end of such 10-day period, then Tenant’s right to terminate pursuant to this Paragraph 3(a) shall be of no further force or effect.

(b)                                 Provided such entry does not interfere with Landlord’s construction of the Landlord Improvements, Landlord will grant Tenant early access to the Premises prior to the anticipated date of Substantial Completion of the Landlord Improvements; provided, however, any such early access shall be subject to Tenant’s delivery of evidence of insurance satisfying the requirements of this Lease and such access shall be for the sole purpose of enabling Tenant and its agents, employees and contractors to install in the Premises Tenant’s Property necessary for Tenant’s occupancy of the Premises (subject to the terms of this Lease), and to complete the physical relocation of Tenant’s files, books, records, papers and miscellaneous furnishings to the Premises.  The conduct of business in the Premises shall, upon notice from Landlord, cause an immediate acceleration of the Commencement Date to the date of Tenant’s initial conduct of business in the Premises.  All of the terms of this Lease shall be binding on and apply to Tenant during such early occupancy period, except Tenant’s obligation to pay Base Rent, which shall begin as set forth in Paragraph 4 below.

(c)                                  Upon determination of the actual Commencement Date, Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”) and date on which Tenant is to commence paying Rent.

(d)                                 Notwithstanding anything to the contrary contained in this Lease, this Lease shall be effective upon the full execution by the Landlord and Tenant, but shall remain subject to the following conditions subsequent:

(i) On or before February 15, 2012, Landlord shall have closed on its acquisition of the Premises; and

(ii) On or before the date that is fifteen (15) business days after the Lease Date, Landlord shall have received approval of this Lease from its financing sources.

If, on or before the applicable dates set forth in clauses (i) and (ii) above, Landlord shall not have delivered to Tenant a written notice confirming that the applicable condition has been satisfied or waived, then this Lease shall automatically terminate and be of no further force and effect, Landlord shall return to Tenant any deposits made by Tenant, and neither party shall have any further liability to the other under this Lease, including, without limitation, under the provisions of Paragraph 3(a) above; provided, that notwithstanding the foregoing, if the condition contained in clause (i) above has not been satisfied on or before February 15, 2012 but Landlord is still under contract to acquire the Premises, then such date shall be extended until such time as Landlord has closed on its acquisition of the Premises (in which case such condition shall be deemed to have been satisfied) or such contract is terminated for any reason whatsoever without such closing having occurred (in which event such condition shall not be satisfied and this Lease shall automatically terminate as of such contract termination and be of no further force and effect, Landlord shall return to Tenant any deposits made by Tenant, and neither party shall have any further liability to the other under this Lease, including, without limitation, under the provisions of Paragraph 3(a) above).

4.                                       RENT

(a)       Base Rent.  Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever (except as otherwise expressly set forth in this Lease), the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”), which shall be established once the rentable square footage of the Building has been determined in accordance with the 1996 BOMA Standard Method of Measuring Floor Area in Office Buildings for single tenant occupancy upon Substantial Completion of the Landlord Improvements.  As used in this Lease, the term “Additional Rent” shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.  Payment of Base Rent and Additional Rent shall commence on the Commencement Date; provided, however, that Landlord grants to Tenant an abatement against Base Rent equal to the first three (3) months of Base Rent, which is deemed applicable and credited against the first three (3) months of Base Rent due commencing as of the Commencement Date.  Notwithstanding anything to the contrary herein, Tenant shall pay (i) the Base Rent attributable to the fourth month of the Term concurrently with Tenant’s execution of this Lease, and (ii) the Additional Rent attributable to the first month of the Term on the Commencement Date.

(b)       Additional Rent.

(1)           This Lease is intended to be a triple-net lease with respect to Landlord and the Base Rent owing hereunder is (x) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Premises and the Building except as otherwise expressly set forth in this Lease, and (y) except as otherwise expressly set forth in this Lease, not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, or any part thereof.  The provisions of this Paragraph 4(b) for the payment of Tenant’s Proportionate Share(s) of Operating Expenses, Insurance Expenses and, subject to the provisions of Paragraph 27 below, Taxes (as hereinafter defined) are, except as otherwise expressly set forth in this Lease, intended to pass on to Tenant, Tenant’s share of all costs and expenses relating to Landlord’s ownership and operation of the Building and/or the Premises.  During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant’s Proportionate Share(s) of Operating Expenses, (ii) Tenant’s

Proportionate Share(s) of Insurance Expenses attributable to each Computation Year, and (iii) subject to the provisions of Paragraph 27 below, Tenant’s Proportionate Share(s) of Taxes attributable to each Computation Year; provided, however, that if at any time Tenant ceases to be the sole tenant of the Building, Landlord reserves the right to, in good faith, establish classifications for the equitable allocation of Operating Expenses, Insurance Expenses and Taxes that are incurred for the direct benefit of specific tenants (including, without limitation, Tenant) or users in the Building.

(2)                                  As used in this Lease, the following terms shall have the meanings specified:

(A)          “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Building and/or the Premises or any part thereof, including, without limitation, all the following items:

(i)            Common Area/HVAC/Roof Operating Expenses.  All costs to operate, maintain, repair, replace, supervise and administer (i) the Common Areas, including, without limitation, all costs of sweeping, resurfacing and restriping the Parking Areas, window washing the Building’s exterior, painting the Common Areas and the Building’s exterior, the signs and directories on the Premises or any part thereof, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, landscape sprinkler systems, sidewalks, walkways, driveways, curbs, any portion of the fire sprinkler systems for which Landlord is responsible under Section 12(b), below, and exterior lighting systems and exterior security services, if any, provided by Landlord for the Common Areas, (ii) the roof membrane, and (iii) those portions of HVAC (as defined below) systems for which Landlord is responsible under Paragraph 4(b)(2)(A)(iv) and Paragraph 12(b) below.

(ii)           Parking Charges; Public Transportation Expenses.  Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the development, use or occupancy of the Premises or any part thereof, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation (including, without limitation, any transit related subsidies such as payment for VTA light-rail passes) imposed upon Landlord’s ownership and operation of the Premises.

(iii)          Management and Administration.  All costs for management and administration of the Premises or any part thereof, including, without limitation, management fees equal to 2.75% of the monthly Base Rent, accounting, auditing, billing, postage, salaries and  benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Premises, whether located on the Premises or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Premises.

(iv)          Capital Improvements.  All costs of a capital nature according to generally accepted accounting procedures (“GAAP”); provided, however, that all capital improvements greater than $100,000 shall be amortized over the useful life of the asset according to GAAP (or as otherwise reasonably estimated by Landlord if no GAAP treatment is applicable), at an interest rate equal to the lower of Landlord’s actual cost of funds (for any such item, the cost of which is financed by a third party), or ten percent (10%)  per annum (for any such item, the cost of which is financed by Landlord); provided, however, in no event shall such interest rate exceed the maximum interest rate permitted by applicable Laws.

(v)           [Intentionally Deleted.]

(vi)          Notwithstanding anything in this Paragraph 4(b) to the contrary, the term “Operating Expenses” shall not include: (i) Insurance Expenses, (ii) Taxes, (iii) structural elements of the foundation, the footings, the suspended floor slabs, the steel roof deck, and the structural steel frame of the Building (collectively, the “Structural Components”), (iv) at any time during which the Building is multi-tenant, the cost of redecorating or special cleaning or similar services to individual tenant spaces, not provided on a regular basis to other tenants of the Building, (v) [intentionally deleted], (vi) leasing commissions, finders’ fees and all other leasing expenses incurred in procuring tenants in the Building, (vii) any costs incurred in the ownership of the Premises, as opposed to the operation and maintenance of the Premises, including Landlord’s income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses, (viii) legal fees for the negotiation or enforcement of leases other than this Lease, (ix) at any time during which the Building is multi-tenant, expenses in connection with services or other benefits of a type which are not Building standard but which are provided to any other tenant or occupant, (x) depreciation, debt service, or interest paid on any mortgage, or ground rents paid under land leases, except for payment of any triple-net expenses required by such leases, (xi) any time during which the Building is multi-tenant, the cost of constructing tenant improvements or installations for any tenant in the Building, including any relocation costs, (xii) brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing or transfer of the Premises, (xiii) attorneys’ fees and disbursements, incurred in connection with the leasing of space in the Building (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Building other than this Lease), (xiv) advertising and promotional expenses, brochures with respect to the Building, (xv) cost of repairs or replacements occasioned by fire, windstorm or other casualty to the extent such costs are covered by insurance or reimbursed by governmental authorities in eminent domain, (xvi) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Premises, to the extent that the costs of such services exceed market-based costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience, (xvii) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord’s agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord’s obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); provided, that the exclusion contained in this clause (xvii) shall not apply to any such penalties, fines, legal expenses, or late payment interest incurred by Landlord as a result of Tenant failing to perform its obligations under this Lease, including, without limitation, the payment of Taxes), (xviii) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Building from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession, (xix) costs incurred to correct design and/or construction defects in the initial construction of the Landlord Improvements during any applicable warranty period as provided in the Construction Agreement, or (xx) costs relating to remediation of Hazardous Materials (as defined below) at the Premises which (A) existed on or under the Premises as of the Lease Date, (B) migrated onto the Premises from an offsite source (except to the extent caused by Tenant or Tenant’s Agents), or (C) were brought onto the Premises by Landlord or Landlord’s Agents.

(B)           “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises  or any part thereof or interest therein, including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its commercially reasonable discretion, and any commercially reasonable deductibles paid under policies of any such insurance.  The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises or Premises.

(C)           “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities (as herein defined) or similar purposes included within any tax bill for the Building or the Premises or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is  determined by the area of the Premises  or any part thereof, or the Rent and other sums payable hereunder by Tenant, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises  or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises ; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises , whether or not now customary or within the contemplation of the parties; or  surcharged against the Parking Areas.  “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes, but only with Tenant’s prior written consent if Landlord wishes to include the costs thereof in Operating Expenses; provided, however, that the requirement that Landlord obtain Tenant’s consent to such proceedings in order for Landlord to include such costs as an Operating Expense shall only apply so long as Tenant is the only tenant in the Building.  Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants.  It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease.

(D)          “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Proportionate Share(s) of Operating Expenses, of Insurance Expenses, and of Taxes shall be equitably adjusted for the Computation Years involved in any such change.

(c)       Payment of Additional Rent.

(1)           Within ninety (90) days of the end of each Computation Year or as soon thereafter as is practical, Landlord shall give to Tenant notice of Landlord’s estimate of the total amounts that will be payable by Tenant to Landlord (as opposed to direct payments by Tenant to the applicable vendor or service provider) under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month.  Tenant shall continue to make said monthly payments until notified by Landlord of a change therein.  If at any time or times (but not more than twice in any given Computation Year) Landlord determines that the amounts payable under Paragraph 4(b) to Landlord (as opposed to direct payment by Tenant to the applicable vendor or service provider) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.  By April 1 of each calendar year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year (the “Reconciliation Statement”).  If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such Reconciliation Statement from Landlord.  Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord’s option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement.

(2)           Landlord’s then-current annual operating and capital budgets for the Premises or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above.  Landlord shall make the final determination of Additional Rent for the year in which this Lease expires or terminates within one hundred twenty (120) days after such expiration or termination.  Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment within thirty (30) days after such final determination.  Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.

(3)           With respect to Operating Expenses, Insurance Expenses or Taxes which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building.  In the event of a recapture pursuant to Paragraph 22 below, Tenant’s Proportionate Share shall be determined by dividing the rentable area of the reduced Premises by the Building Square Footage.

(d)       General Payment Terms.  The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 42 below, are referred to as the “Rent”.  All Rent shall be paid in lawful money of the United States of America.  Checks are to be made payable to Landlord and shall be mailed to the address set forth above, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

(e)       Statements Binding.  Every Reconciliation Statement given by Landlord pursuant to paragraph (c) of this Paragraph 4 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such Reconciliation Statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the Reconciliation Statement is claimed to be incorrect, and elects to exercise its audit rights below.

(f)        Audit Rights.  Provided Tenant notifies Landlord in accordance with the terms of paragraph (e) above that Tenant disputes a Reconciliation Statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided Tenant utilizes either a non-affiliated Certified Public Accountant (the “CPA”) compensated on an hourly basis or an employee of Tenant who is a CPA, upon at least thirty (30) days prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord’s records pertaining to Operating Expenses for the immediately previous calendar year only.  Tenant agrees to keep all information thereby obtained by Tenant confidential.  If Tenant’s dispute is resolved by mutual agreement of the parties or by a third party dispute resolution process in favor of Tenant and it is determined that Landlord overcharged Tenant for the year in question by ten percent (10%) or more, Landlord shall, within sixty (60) days following such determination, reimburse Tenant for the reasonable costs of Tenant’s CPA in performing the audit provided for in this paragraph (but if Tenant has elected to have an employee of Tenant perform the audit, Landlord shall have no obligation to reimburse Tenant for the costs of Tenant’s employee’s time).  The audit procedures set forth in this paragraph shall be Tenant’s exclusive remedy with respect to the resolution of disputes of amounts due under Paragraph 4.

5.                                      UTILITIES AND SERVICES

(a)       Tenant shall make timely payment directly to the vendor supplying the same, all charges for water, gas, electricity (subject to Paragraph 5(e) below), telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term (collectively,

 “Utilities”), including, without limitation, (i) deposits, meter, use and/or connection fees, hook-up fees, or standby fee, and (ii) penalties for discontinued or interrupted service, except that Tenant shall not be required to pay the cost of meters and/or utility hookups for the Utilities to the extent installation of such meters and/or utility hookups are a part of the Landlord Improvements.  If Landlord is required to make any deposits for Utilities in order to complete the Landlord Improvements, Tenant shall, within thirty (30) days of Landlord’s written request therefor, (i) reimburse Landlord for any deposit for such Utilities paid by Landlord if the applicable vendor of the Utility returns to Tenant any deposit made by Landlord or, (ii) if the applicable vendor will not return such deposits to Tenant, then Tenant shall replace Landlord’s deposit with a deposit from Tenant so that the vendor can return Landlord’s deposit to Landlord.  Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all Utilities as may be required by Tenant in the use of the Premises.  Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such Utilities, and any such inability shall not relieve Tenant of any of its obligations under this Lease unless such interruption makes it impossible or impractical for Tenant to operate its business in the Premises and such interruption is caused by Landlord’s negligence or willful misconduct, in which case, as Tenant’s sole and exclusive remedy against Landlord, Rent shall abate from and after the eighth (8th) consecutive day of such interruption until such interruption ceases.

(b)       Tenant acknowledges that the Premises  may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof.  Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises , and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.  Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(c)       Except with respect to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance.  No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder.  Except with respect to Landlord’s gross negligence or willful misconduct, in no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises.

(d)       Tenant, at Tenant’s sole cost and expense, shall arrange for janitorial services for the Premises.

(e)       Landlord and Tenant agree that Exhibit E-3 attached hereto and incorporated herein shall govern the installation of any solar photovoltaic panels to be installed at the Premises (the “Solar Systems”) in order to provide the Premises with electricity.

6.                                      LATE CHARGE

Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty.  Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

Initials: Landlord	BB	Tenant	RS

7.                                      SECURITY DEPOSIT

(a)           Amount and Form of Security Deposit.  Upon signing this Lease, Tenant shall pay to Landlord the Security Deposit set forth in the Basic Lease Information in immediately available funds, for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant.

(b)           Application of Security Deposit to Cure Default.  If Tenant fails to pay any Rent, or otherwise defaults with respect to any provision of this Lease, and such failure results in an Default, Landlord may (but shall not be obligated to) use, apply or retain all or any portion of the Security Deposit for the payment of any Rent in default or for the payment of any other sum to which Landlord may become entitled by reason of Tenant’s default, or to compensate Landlord for any loss or damage which landlord may suffer thereby.  If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof.  Landlord’s application of all or any portion of the Security Deposit to any obligation of Tenant hereunder shall not limit Landlord’s damages or constitute a waiver by Landlord of any claims against or obligations of Tenant, other than the specific monetary obligations to which the Security Deposit is applied, and then only to the extent such obligations are thereby satisfied.  Landlord shall not be required to keep the Security Deposit separate from its general funds, Tenant shall not be entitled to interest thereon, and Tenant waives the benefit of any Laws to the contrary

(c)           Return of Security Deposit.  Provided Tenant is not in default at the expiration or sooner termination of this Lease, and except to the extent necessary to cure any defaults or perform any continuing obligation of Tenant hereunder, the Security Deposit shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder), to Tenant within thirty (30) days following the later of the expiration of the Term or Tenant’s surrender of the Premises in the condition required under this Lease.  If Landlord disposes of its interest in the Premises, Landlord may deliver or credit the Security Deposit to Landlord’s successor in interest in the

Premises, and upon the transferring by Landlord and assumption by the transferee of Landlord’s obligations under this Lease arising from and after the date of such transfer, Landlord shall be relieved of further responsibility with respect to the claims therefor.  Landlord’s return of the Security Deposit, or any part thereof, shall not be construed as an admission that Tenant has performed all of its obligations under this Lease.  No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.  If Landlord disposes of its interest in the Premises, Landlord shall deliver or credit the Security Deposit to Landlord’s successor in interest in the Premises and give written notice thereof to Tenant, and the transferring Landlord shall thereupon be relieved of further responsibility with respect to the Security Deposit, and Tenant shall look solely to the successor Landlord for any claims therefor.

(d)                                 Application of Security Deposit Following Default.  Landlord may retain, use or apply all or any part of the Security Deposit to compensate Landlord for any expense, loss or damage suffered or expected to be suffered by Landlord as a result of any Events of Default by Tenant under this Lease, including any amounts Landlord is obligated or elects to spend in order to cure any such Events of Default or to mitigate its damages following an Default.  Tenant waives the provisions of California Civil Code §1950.7 (which restricts application of a security deposit only to those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises) and all similar Laws now in force or subsequently adopted which restrict application of security deposits to specific purposes.

8.                                      USE OF PREMISES

(a)       Permitted Use.  The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use.  Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises.  The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises.  Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises.  Tenant agrees not to overload the floor(s) of the Building.

(b)       Compliance with Governmental Regulations and Private Restrictions.  Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises; (2) the Permitted Exceptions, and (3) any additional covenants, conditions and restrictions which may hereafter be in force with respect to the Premises or are otherwise contemplated by this Agreement, provided that any costs of compliance which (i) are of a capital nature according to GAAP, (ii) are greater than $100,000, and (iii) are not incurred as a result of Tenant’s specific use of the Premises or as a result of Alterations or other actions on the part of Tenant, shall be paid for by Landlord and amortized and passed through to Tenant as Operating Expenses in accordance with Paragraph 4(b)(2)(A)(iv).  Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees.  The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or the matters described in (2) or (3) above, shall be conclusive of that fact as between Landlord and Tenant.

(c)       Compliance with Americans with Disabilities Act.  Landlord and Tenant hereby agree and acknowledge that the Premises may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented, including, without limitation, all requirements of Title 24 of the State of California Code (collectively, the “ADA”).  Subject to the terms of Paragraph 2(b)(2) above and the Construction Agreement, Landlord shall construct the Building in compliance with ADA and thereafter Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA.  Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises.  Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents violation or alleged violation of the ADA.  Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

(d)       Limited Roof Access.  During the Term, but subject to compliance with all applicable Laws, Tenant have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna (collectively, “Telecommunications Equipment”) on the roof or exterior walls of the Building subject to the provisions of this Paragraph 8(d).  If Tenant desires to install any Telecommunications Equipment, it will first obtain Landlord’s written approval and comply with Landlord’s reasonable rules and requirements applicable to such services; provided, however, that in no event shall Tenant be allowed to install (i) more than three (3) separate items of Telecommunications Equipment, and all such equipment shall not exceed twelve (12) feet in diameter, in the aggregate, and four (4) feet in height per item, or (ii) any items that interfere with the Structural Components and/or Systems (as defined below) of the Building.  Tenant shall, at its sole cost and expense, maintain the Telecommunications Equipment in a good, clean and safe condition and in accordance with all applicable Laws, including all repairs and replacements thereto.  The Telecommunications Equipment is and shall remain the property of Tenant, and upon termination of this Lease Tenant shall remove the

Telecommunications Equipment and repair, at its sole cost, any and all damage to the roof of the Building to the extent caused as a result of such removal.  If Tenant fails to remove the Telecommunications Equipment as required by this Lease, Landlord may, at Tenant’s expense, remove the Telecommunications Equipment and perform the related restoration and repair work, and use, dispose of or take such other actions with respect to the Telecommunications Equipment as Landlord may deem appropriate, all without compensation or payment to Tenant. The rights granted to Tenant pursuant to this paragraph may not be assigned, except in conjunction with an approved assignment of Tenant’s interest in the Lease.  Absent Landlord’s approval to install such Telecommunications Equipment, Tenant’s right to access to the roof of the Building shall be limited to the extent necessary to comply with Tenant’s repair and maintenance obligations under this Lease.  Notwithstanding anything to the contrary contained in this Section 8(d) or elsewhere in this Lease, Tenant’s rights under this Section are limited to Telecommunications Equipment owned by and installed for Tenant’s use only and not by any other party, including, without limitation, third party operators of cellular antennas, such as Verizon and AT&T.

9.                                      ACCEPTANCE OF PREMISES

Except as otherwise expressly provided in the Construction Agreement, Paragraph 2(b) above or elsewhere in this Lease, upon the Commencement Date, Tenant shall be deemed to have accepted the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof.  Any additional exceptions to the foregoing must be by written agreement executed by Landlord and Tenant in accordance with the terms set forth in the Construction Agreement.

10.                               SURRENDER

Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (normal wear and tear and casualty excepted) and (b) otherwise in accordance with Paragraph 31(e).  Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease.  On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations (as defined below) and to repair any damage caused by such removal.  Notwithstanding anything to the contrary, Tenant shall have no duty to remove (i) the Landlord Improvements, and (ii) any Alteration installed with Landlord’s consent if Landlord did not inform Tenant at the time that Landlord provided such consent that Landlord would require Tenant to remove such Alteration prior to the Expiration Date; provided, however, that with respect to any Alteration that does not require Landlord’s consent, Tenant shall not be entitled to avail itself of the provisions of this sentence with respect to such Alterations unless Tenant requests Landlord’s prior written consent to such Alterations (despite not being required to do so).  Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant.  All Alterations (except those Alterations that Landlord requires Tenant to remove in accordance with the terms of this Lease) shall remain in the Premises as the property of Landlord.

11.                               ALTERATIONS AND ADDITIONS

(a)     Except with respect to any alterations, additions or improvements to the Premises or any part thereof costing less than Fifty Thousand Dollars ($50,000) for any one project, and which do not affect the Structural Components, Systems (as defined in Paragraph 12(a) below) or exterior appearance of the Building, Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the Structural Components of the Building.  Tenant shall be required to notify Landlord in writing before making any Alterations.

(b)       Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all reasonable requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or any part thereof, and in accordance with plans and specifications approved in, writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord.  In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord prior to commencing such Alterations and shall deliver to Landlord a set of “as built” plans and specifications upon completion of such Alterations.  As a further condition to giving consent for Alterations the projected cost of which are in excess of One Hundred Thousand Dollars ($100,000), Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanic’s and materialmen’s liens and to ensure completion of work.  Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion.  Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable and actual out-of-pocket costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction.  Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations.  In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant, Landlord’s Investment Advisors, any property manager designated by Landlord and Landlord’s lenders as additional insureds.  The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement.  Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

(c)       All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises, shall at the end of the Term become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property.

(d)       All private telephone systems, computer or telecommunications equipment and related cabling must be removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

(e)       Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord unless Tenant’s use of such equipment does not (i) exceed the capacity of the feeders, risers or wiring serving the Premises, or (ii) affect the temperature otherwise maintained by the HVAC system.  If Landlord’s consent to such equipment is required, Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f)        Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing at least ten (10) days prior to the date Tenant desires to commence construction or installation of such Alterations in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for the Alterations.  Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(g)       Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Premises by Landlord, Tenant or others.  In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Premises immediately.

12.                               MAINTENANCE AND REPAIRS OF PREMISES

(a)       Maintenance by Tenant.  Except as otherwise expressly provided in Paragraph 2(b)(1) above, this Paragraph 12 and Paragraphs 20 and 21 below, throughout the Term, Tenant shall, at its sole expense, keep and maintain in good order and condition the Premises (other than the Structural Components of the Building, Common Areas and the Solar Systems (but only if Landlord is required to maintain the Solar Systems pursuant to Exhibit E-3 attached hereto), which shall be Landlord’s duty to maintain pursuant to Paragraph

12(b) below) and Tenant’s Property, including, without limitation, all costs to maintain, repair, and replace the Premises, or any part thereof and the personal property used in conjunction therewith, including without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or any part thereof, (c) all costs to maintain, repair and replace the plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems, the heating, ventilating and air conditioning (“HVAC”) (subject to the terms of Paragraph 12(b) below), and other mechanical, electrical and communications systems and equipment serving the Premises or any part thereof (collectively, the “Systems”), (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair, (e) the cost of maintenance and replacement of machinery, tools and equipment used in connection with the operation or maintenance of the Premises for which Tenant is responsible, and (f) all costs of all maintenance contracts and fees payable to consultants for the Systems, whether such Systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.  Further, during the Warranty Period, Tenant shall maintain all items subject to a manufacturer’s warranty or guarantee in accordance with the manufacturer’s requirements so as to not limit or otherwise affect the validity or effectiveness of any such warranty or guarantee (and Landlord shall be relieved of its obligation to repair any such item pursuant to its warranty under Paragraph 2(b)(1) to the extent it is unable to enforce any such manufacturer’s warranty or guarantee as a result of the Tenant’s failure to comply with the provisions of this sentence). Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises.  Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair pursuant to Paragraph 2(b)(1), and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord caused as a result of Tenant’s failure to report such condition.

Without limiting the foregoing, Tenant, at its expense, shall maintain continuously throughout the Term a service contract (the “HVAC Service Contract”) with a licensed HVAC repair and maintenance contractor (“HVAC Contractor”) reasonably approved by Landlord, which HVAC Service Contract shall provide for the periodic inspection and servicing of the HVAC equipment at least once every sixty (60) days during the Term, and the preparation of a report of any defective conditions, together with any recommendations for maintenance and repair.  Tenant shall provide Landlord with a copy of the Service Contract and each service report issued thereunder promptly upon mutual execution or receipt thereof.  Further, Landlord shall have the right to contract with an independent HVAC repair and maintenance contractor (“Landlord’s HVAC Contractor”), who shall perform an annual survey of the HVAC systems to verify the work performed by Tenant’s HVAC Contractor and the status of the HVAC systems.  Tenant shall follow all reasonable recommendations of Tenant’s HVAC Contractor and Landlord’s HVAC Contractor for the maintenance and repair of the HVAC systems.  The cost of Landlord’s HVAC Contractor shall be reimbursable to Landlord as an Operating Expense; provided, however, that in no event shall Tenant be responsible for any portion of such cost to the extent it exceeds Ten Thousand Dollars ($10,000) in any given Computation Year.  Notwithstanding anything to the contrary herein, if Landlord, in its reasonable discretion, determines that Tenant’s existing HVAC Contractor’s work is unsatisfactory, Landlord shall have the right to require Tenant to, within thirty (30) days after Tenant’s receipt of such notice from Landlord, terminate such existing HVAC Contractor and enter into a new service contract with a different contractor reasonably acceptable to Landlord.

(b)       Maintenance by Landlord.  Landlord shall, at its sole cost and expense, keep and maintain in good order and condition the Structural Components of the Building.  Further, Landlord shall, subject to reimbursement as an Operating Expense, (i) keep and maintain in good order and condition the Common Areas (including, without limitation, the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, lighting systems in the Common Areas, and window washing and painting the Building’s exterior, exterior fire protection systems and sweeping of Common Areas), the roof, and, if applicable pursuant to Exhibit E-3, the Solar Systems, and (ii) perform any maintenance, repair or replacement otherwise to be performed by Tenant but which costs more than One Hundred Thousand Dollars ($100,000).

(c)       Tenant’s Waiver of Rights.  Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

13.                               LANDLORD’S INSURANCE

Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Premises.  Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Premises.  Landlord may, at Landlord’s election (if available at commercially reasonable rates or if required by a Superior Mortgagee (as defined below)), maintain earthquake, flood, terrorism and/or “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

14.                               TENANT’S INSURANCE

(a)       Commercial General Liability Insurance.  Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord and Landlord’s agents from time to time (collectively “Landlord’s Agents”), and Landlord’s lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises.  The minimum limit of coverage of such policy shall be in the amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement.  Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Million Dollars ($5,000,000.00).  Landlord may from time to time require reasonable increases in any such limits if required by Landlord’s lender.  The limit of any insurance shall not limit the liability of Tenant hereunder.  No policy maintained by Tenant under this Paragraph 14(a) shall contain a deductible greater than One Hundred Thousand Dollars ($100,000).

(b)       Tenant’s Casualty Insurance.  Tenant shall maintain in full force and effect on all of the Alterations and Tenant’s personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof.  No policy maintained by Tenant under this Paragraph 14(b) shall contain a deductible greater than One Hundred Thousand Dollars ($100,000).  During the Term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the Alterations and the Tenant’s Property so insured.  Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant.  Landlord will not carry insurance on Tenant’s possessions.

(c)       Worker’s Compensation Insurance; Employer’s Liability Insurance.  Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law.

(d)       Loss of Income, Extra Expense & Business Interruption Insurance. Tenant shall, at Tenant’s expense, maintain loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils required to be insured against under Paragraph 14(b) above for a period not less than twelve (12) months.

(e)       Evidence of Coverage.  All policies of insurance required to be carried by Tenant shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state in which the Premises are located for the issuance of such type of insurance coverage and rated A-:VII or better in Best’s Key Rating Guide.  Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant.  Tenant shall, at least ten (10) days prior to expiration of each policy, furnish Landlord with certificates of renewal.  Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord).

15.                               INDEMNIFICATION

(a)       Of Landlord.  Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (1) the use of the Premises by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) any action or-proceeding brought on account of any matter in items (1) or (2); provided, that the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord or Landlord’s Agents.  If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.  As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises.  The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.

(b)       No Impairment of Insurance.  The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

(c)       Of Tenant.  Landlord shall defend, protect, indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney’s fees) arising from the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

16.                               SUBROGATION

Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents.  Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers.  Nothing in this Paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

17.                               SIGNS

Tenant, at Tenant’s sole cost and expense, shall have the right to monument and/or building signage allowed by the City of Mountain View, California and shall have the right to display its corporate name and logo on allowable locations throughout the Premises.  Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises caused thereby, all at Tenant’s expense.  If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises at Tenant’s sole cost and expense.

18.                               FREE FROM LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant.  In the event that Tenant shall not, within ten (10) days following Tenant’s receipt of notice of the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Premises, from mechanics’ and materialmen’s liens.  Tenant shall give to Landlord at least ten (10) days’ prior written notice of commencement of any repair or construction on the Premises.

19.                               ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice of not less than twenty-four (24) hours (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or, during the last twelve (12) months of the Term (unless in connection with Landlord’s recapture of the Premises or a portion thereof, in which case Landlord may show the Premises or such applicable portion thereof at any time upon at least twenty-four (24) hours notice), to tenants, or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or, during the last eighteen (18) months of the Term (unless in connection with Landlord’s recapture of the Premises or a portion thereof, in which case Landlord may post such signage immediately upon notice of such recapture) “for lease” signs.  No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises.  Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

20.                               DESTRUCTION AND DAMAGE

(a)       If the Premises are damaged by fire or other perils, Tenant shall give Landlord immediate notice thereof and, to the extent insurance proceeds actually received by Landlord are sufficient to perform all necessary repairs and restoration, Landlord shall commence promptly to repair and restore the Premises and prosecute the same diligently to completion within twelve (12) months after Landlord has received all permits and approvals required to commence such repair and restoration, but no later than eighteen (18) months from the date of the casualty, and this Lease shall remain in full force and effect.  If such repair and restoration is not completed by the end of such twelve (12) or eighteen (18) month period, as applicable, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within fifteen (15) days after the end of such twelve (12) month or eighteen (18) month period, as applicable.

(b)       Notwithstanding anything to the contrary contained in this Paragraph, in the event (i) insurance proceeds actually received by Landlord are insufficient to perform all necessary repairs and restoration, then Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after delivery of such notice, or (ii) damage to the Building occurs during the last twelve (12) months of the Term and exceeds twenty-five (25%) percent of the full insurable value thereof, then either Landlord or Tenant may elect to terminate this Lease by written notice of such election given to the other within thirty (30) days after the date Landlord obtains actual knowledge of such destruction.

(c)       In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Building is impaired during the period of such repair or restoration; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or inaction of Tenant or Tenant’s Agents.  Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(d)       If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial Landlord Improvements constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.  Landlord shall have no obligation to restore any improvements constructed by Tenant or which were not part of the Landlord Improvements.

(e)       Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 20 shall govern exclusively in case of such destruction.

21.                               CONDEMNATION

(a)       If twenty-five percent (25%) or more of either the Building or the Parking Areas is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party.  If twenty-five percent (25%) or more of either the Building or the Parking Areas is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party.  If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined.  If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord.  Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b)       Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexplored term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

22.                               ASSIGNMENT AND SUBLETTING

(a)       Except as otherwise expressly permitted by this Lease, Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 22, provided that Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder.  Except as otherwise expressly permitted by Paragraph 22(j) below, a transfer of greater than a fifty percent (50%) direct or indirect interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions in any two (2) year period shall be deemed to be an assignment under this Lease.  When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles.  Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof.  Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment (but in the case of a sublease, only if the sublease is for (A) one (1) floor or more of the Building and for a term of greater than thirty-six (36) months (including any extension options granted under such sublease), (B) greater than fifty percent (50%) of the total rentable square footage of the Building, or (C) a term that commences during the final two (2) years of the Term of this Lease), (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement (but in the case of a sublease, only if the sublease is for either (A) one (1) floor or more of the Building and for a term of greater than thirty-six (36) months (including any extension options granted under such sublease), or (B) greater than fifty percent (50%) of the total rentable square footage of the Building), (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder.  In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

(b)       Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or sublessee, and the long-term financial and competitive business prospects of the proposed assignee or sublessee, and (2) the creditworthiness and financial stability of the proposed assignee or sublessee in light of the responsibilities involved.  In any event, Landlord may withhold its consent to any assignment or subletting, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above, or (ii) the proposed sublessee or assignee is either a governmental agency or instrumentality thereof.

(c)       Except as otherwise expressly permitted by this Lease, in the event of an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable attorneys’ fees and reasonable and customary market-based leasing commissions and tenant improvement costs, if any, incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which commissions, attorneys’ fees, tenant improvement costs and marketing expenses shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease.  The assignment or sublease agreement, as the case maybe, after approval by Landlord to the extent required, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent.  In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord.  Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.  A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease.  Except as otherwise expressly permitted by this Lease, any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(d)       Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(e)       Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(f)        Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 22, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises.

(g)       If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee.  If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 22, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease.  The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting.  References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely.  The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 22.

(h)       Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar in connection with the proposed assignment or sublease.

(i)        Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 22 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

(j)        Notwithstanding anything to the contrary contained in this Paragraph 22, Tenant may, upon at least ten (10) business days written notice to Landlord (unless such prior notice is prohibited by law or contract (and such contract was not entered into primarily for the purpose of avoiding the application of the provisions of this Section)) but without Landlord’s consent, assign the Lease (or sublet a portion of the Premises) to any entity which controls, is under common control with, or is controlled by, Tenant or any Person (as herein defined) with which the Tenant effects (x) a merger, acquisition, sale, financing or recapitalization which results in a Change in Control (as herein defined); or (y) a sale of all or substantially all of the assets of Tenant (such entity or Person, as applicable, being a “Related Entity”), so long as upon completion of such assignment, sublease, merger or sale, such Related Entity will have a Tangible Net Worth of at least Two Hundred Million Dollars ($200,000,000) (the “Net Worth Requirement”); provided, that if the Net Worth Requirement is not satisfied, then (i) if, upon completion of such assignment, sublease, merger or sale, such Related Entity will have a Tangible Net Worth of more than Ninety Million Dollars ($90,000,000), Landlord’s consent shall not be required as long as Tenant delivers to Landlord on or before completion of such assignment, sublease, merger or sale, at Tenant’s sole cost and expense, a letter of credit in the full amount of the remaining Rent to be paid by Tenant under this Lease during the remainder of the Term of this Lease following completion of such assignment, sublease, merger or sale (the “Letter of Credit”), which Letter of Credit shall be in substantially the form of the letter of credit attached hereto as Exhibit G, and which shall be issued by a financial institution reasonably acceptable to Landlord, and (ii) if, upon completion of such assignment, sublease, merger or sale, such Related Entity will have a Tangible Net Worth of Ninety Million Dollars ($90,000,000) or less, then Landlord’s prior written consent shall be required with respect to such assignment, sublease, merger or sale (and it shall be reasonable for Landlord to require in connection with providing any such consent, without limitation, the delivery by Tenant, at Tenant’s sole cost and expense, of a Letter of Credit meeting the requirements set forth in clause (i) above).  Concurrently with providing notice to Landlord of the making of an assignment or sublease to a Related Entity (which notice shall be delivered to Landlord no later than ten (10) business days prior to such assignment or subletting unless such prior notice is prohibited by law or contract (and such contract was not entered into primarily for the purpose of avoiding the application of the provisions of this Section), in which case Tenant shall deliver such notice within ten (10) days after such assignment or subletting), Tenant shall be required to submit to Landlord reasonably satisfactory evidence that the assignee is a Related Entity and submit evidence reasonably satisfactory to Landlord confirming the Net Worth Requirement, together with an executed counterpart of the assignment.  Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any of the above described permitted transfers or assignment to a Related Entity, or any other financing or capitalization not specifically restricted above, as long as such transfer or assignment occurs in accordance with the provisions of this Paragraph 22(j).  For the purpose of this Paragraph 22(j), the term “Tangible Net Worth” means total assets minus goodwill; minus intangible assets including, consisting of trade name, customer relationships, copyrights, patents, non-compete clauses, and in-process technology; minus total liabilities; and the term “Change in Control” means (i) an acquisition of any voting securities of Tenant (the “Voting Securities”) by any “Person” (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Tenant representing fifty percent (50%) or more of the combined voting power of Tenant’s then outstanding Voting Securities, or (ii) a merger, consolidation or reorganization involving Tenant, unless such merger, consolidation or reorganization would result in the voting securities of Tenant outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the Voting Securities of Tenant or such surviving entity outstanding immediately after such merger, consolidation, or reorganization.

23.                               TENANT’S DEFAULT

The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)       The abandonment of the Premises by Tenant for a period of ten (10) consecutive days or any abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease.  Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

(b)       Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c)       A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder, if any, (collectively, “Guarantor”) for the benefit of creditors;

(d)       The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e)       Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof,

(f)        The failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;

(g)       Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 29 or 30 or 40, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 39;

(h)       An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 22, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(i)        Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

(j)        Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraph (a), or any other subparagraphs of this Paragraph 23, which shall be governed by such other Paragraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion;

(k)       Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease.  Chronic delinquency shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months.

(l)        Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

(m)      Any failure by Tenant to discharge any lien or encumbrance placed on the Premises or any part thereof in violation of this Lease within twenty (20) days after the date such lien or encumbrance is filed or recorded against the Premises or any part thereof;

(n)       Tenant agrees that any notice given by Landlord pursuant to Paragraph 23(b) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1.16.1, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

24.                               LANDLORD’S REMEDIES

(a)       Termination.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate.  In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1)           the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2)           the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)           the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)           any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions thereof, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements, if any, and any outstanding balance (principal and accrued interest) of any tenant improvement loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus

(5)           such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6)           at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law

(7)           As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less.  As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1 174 and II 79, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b)     Continuation of Lease.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).  In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises.  For purposes of this Paragraph 24(b), the following acts by Landlord will not constitute the termination of Tenant’s. right to possession of the Premises:

(1)           Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or

(2)           The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

(c)       Re-entry.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d)       Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 24(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 24(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion.  In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder.  Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)       Termination.  No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 24 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f)        Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g)       No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord.  The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

25.                               LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a)       Without limiting the rights and remedies of Landlord contained in Paragraph 24 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and with prior notice to Tenant, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b)       Without limiting the rights of Landlord under Paragraph 25(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its reasonable judgment, or, after ten (10) days notice, if Landlord otherwise determines in its reasonable discretion that such performance is necessary or desirable for the proper management and operation of the Premises.

(c)       If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 25, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof.

26.                               ATTORNEY’S FEES

(a)       If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b)           Without limiting the generality of Paragraph 26(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

27.                               TAXES

So long as Tenant is the sole tenant of the Building, Landlord shall arrange for the tax bills relating to Taxes to be directed to Tenant and Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all Taxes (including, without limitation any taxes levied against Tenant’s Property).  In the event Tenant ceases to be the sole Tenant of the Building, (i)

Landlord shall pay the Taxes, subject to reimbursement pursuant to Paragraph 4 above, (ii) Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property, and (iii) if any Alteration installed by Tenant pursuant to Paragraph 11 or any of Tenant’s Property is assessed and taxed with the Premises or Building, Tenant shall pay such taxes to Landlord within fifteen (15) business days prior to delinquency.

28.                               EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Premises so that, in the event of any sale of the Premises and an assumption of Landlord’s obligations under this Lease by the transferee arising after such transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

29.                               TENANT’S ESTOPPEL CERTIFICATE

From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a statement certifying, among other things: (i) that this Lease is unmodified and is in full force and effect (or if there have been modifications, stating the modifications, including any amendments to the Lease; (ii) the dates to which Rent has been paid; (iii) whether or not Landlord or Tenant is in violation of any of its obligations under this Lease and, if so, specifying the nature of each such violation; (iv) whether or not any event has occurred which, with the giving of notice, the passage of time, or both, would constitute such a violation by Landlord or Tenant and, if so, specifying the nature of each such event, and (v) such other information concerning this Lease as Landlord may reasonably request (the “Estoppel Certificate”).  Any such Estoppel Certificate delivered pursuant to this Paragraph 29 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignment of any mortgage upon Landlord’s interest in the Premises.  If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

30.                               SUBORDINATION

Conditioned upon Tenant’s receipt of an SNDA (defined below), this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Premises now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages.  Conditioned upon Tenant’s receipt of an SNDA, Tenant shall execute, acknowledge and deliver to Landlord within ten (10) days after Landlord’s request therefor, any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.  Landlord shall, prior to the Commencement Date, deliver to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) executed by the holder of any Superior Mortgage existing as of the Lease Date, which SNDA shall be in substantially the form attached hereto as Exhibit F or in such holder’s customary commercially reasonable form and shall be executed, acknowledged and delivered by Tenant to Landlord within ten (10) days after receipt by Tenant.

Notwithstanding the foregoing terms of this Paragraph 30, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Premises, Landlord shall obtain an SNDA from the holder thereof in recordable form, which SNDA shall be in substantially the form attached hereto as Exhibit F or in such holder’s customary form, whereby the holder of such Superior Lease or Superior Mortgage agrees that the Tenant, upon paying the Base Rent and all of the Additional Rent and other charges herein provided for, and observing and complying with the covenants, agreements and conditions of this Lease on its part to be observed and complied with, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease, without hindrance or interference from anyone claiming by or through said Superior Mortgagee or Superior Lessor and that said Superior Mortgagee or Superior Lessor shall respect Tenant’s rights under the Lease and, upon succeeding to Landlord’s interest in the Buildings and Lease, shall observe and comply with all of Landlord’s duties under the Lease.

If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment.  This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

31.                               ENVIRONMENTAL COVENANTS

(a)       As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, et. seq., or the Hazardous

Materials Transportation Act, 49 U.S.C. Section 1801, et. seq. or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq., the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100-25600), the Porter-Cologne Water Quality Control Act (California Health and Safety Code Section 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.) (collectively “Environmental Laws”) or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

(b)       Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except for cleaning supplies and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials by Tenant and/or Tenant’s Agents.

(c)       If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located.  Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials used by Tenant and/or Tenant’s Agents that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located.  All reasonable costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

(d)       Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws.  The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(e)       Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

(f)        Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or usable space, or any damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’ fees, consultant and expert fees) sustained by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or Tenant’s agents, employees, contractors or invitees, or (ii) Tenant’s breach of any provision of this Paragraph 31.  This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(g)       Landlord agrees to indemnify and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’ fees, consultant and expert fees) sustained by Tenant during or after the Term of this Lease and attributable to any Hazardous Materials placed on or about the Premises by Landlord or Landlord’s agents, employees, contractors or invitees during the Term of this Lease.

(h)       Tenant acknowledges that Landlord has disclosed to Tenant the existence of Hazardous Materials at the Premises, all as more particularly described in the materials previously delivered by Landlord to Tenant (the “Environmental Disclosures”) and Landlord shall have no liability to Tenant or Tenant’s Agents with respect to any claims, damages, losses or liabilities arising as a result of the matters identified in the Environmental Disclosures, other than as set forth in Paragraph 31(g) above.

(i)        The provisions of this Paragraph 31 shall survive the expiration or earlier termination of this Lease.

32.                               NOTICES

All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein.  Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time.  Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

33.                               WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver.  Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

34.                               HOLDING OVER

Subject to the terms of Paragraph 51(c) below, any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance.  If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 1 and 31(g), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

35.                               SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto.  If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

36.                               TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

37.                               BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.  Landlord shall be responsible for the payment of the Brokers’ commission pursuant to a separate written agreement, which shall provide that fifty percent (50%) of such commissions shall be due upon execution of this Lease and the remaining fifty percent (50%) of such commissions shall be due on the Commencement Date.

38.                               LIMITATION OF LIABILITY

Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Premises Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Premises of the then current Landlord, or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord).  For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Paragraph 38 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.  The provisions of this Paragraph 38 shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

39.                               FINANCIAL STATEMENTS

Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that Tenant shall have no obligation to provide theses materials so long as it remains a publicly traded company.

40.                               MORTGAGEE PROTECTION

(a)       Modifications for Lender.  If, in connection with obtaining financing for the Premises or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

(b)       Rights to Cure.  Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 32 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

41.                               ENTIRE AGREEMENT

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.  If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

42.                               INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) prime rate of interest, as stated from time to time in the Wall Street Journal, plus three percent (3%) per annum.  Payment of such interest shall not excuse or cure any Default by Tenant.  In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

43.                               GOVERNING LAW; CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises is located.  The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto.  All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease.  Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa.  If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

44.                               REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

(a)       If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity.  Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.  This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b)       Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

45.                               NAME OF BUILDING

In the event Landlord chooses to change the name of the Building or address of the Premises, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect.  Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

46.                               SECURITY

Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

47.                               JURY TRIAL WAIVER

Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises or any part thereof, or (ii) to which Landlord is a party.  Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 63 1, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

48.                               RECORDATION

Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded in the public land records by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

49.                               FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance cause by a Force Majeure.

50.                               ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

51.                               RENEWAL OPTION

(a)       Exercise of Options.  Provided Tenant is not in Default, Tenant shall have two (2) consecutive options (each, the “Option”) to renew this Lease for an additional five (5) year period under each Option (the “Option Period”) for the period commencing on the date following the Expiration Date, upon the terms and conditions contained in this Lease except as provided in this Paragraph 51.  To exercise the Option, Tenant shall give Landlord notice (the “Extension Notice”) of the intent to exercise said Option not less than twelve (12) months nor more than eighteen (18) months prior to the date on which the Option Period which is the subject of the notice will commence.  The notice shall be given as provided in Paragraph 32 hereof.

(b)       Determination of Base Rent.

(i)            The Base Rent for the first year of the applicable Option Period shall be ninety-five percent (95%) of the greater of (i) the Base Rent being paid by Tenant at the end of the then existing expiring term of this Lease; or (ii) the fair market value of the Premises as of the commencement date of the applicable Option Period, as determined in subsection (ii) and (iii) below.  The Lease will be amended to state the Base Rent, as determined in this Paragraph 51.

(ii)           Landlord and Tenant will have twenty-one (21) days after Landlord receives the Extension Notice within which to agree on the fair market rental value of the Premises (including annual increases, if any) as of the commencement date of the applicable Option Period. As used in this Lease, the “fair market rental value of the Premises” means what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as Base Rent (including initial monthly rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in the vicinity of the Premises; and

(iii)          If Landlord and Tenant have not agreed on the fair market value of the Premises within the twenty-one (21) day period set forth in subparagraph (ii) above, then within fifteen (15) days after the expiration of such twenty-one (21) day period, Landlord and Tenant shall exchange their written opinions of the fair market value, including annual increases, if any (each a “Party’s Opinion of FMV” and collectively the “Parties’ Opinions of FMV”) and shall each appoint one licensed real estate broker with at least ten (10) years experience in the Mountain View, California office market, and the two brokers so appointed shall jointly attempt to determine and agree upon which of the two Parties’ Opinions of FMV most closely approximates their own opinions, based on documented evidence of comparable transactions in comparable buildings in the City of Mountain View.  If they are unable to agree, then each broker shall, together, select a licensed disinterested real estate broker, who shall make the determination of the then fair market rental value, after reviewing the Parties’ Opinions of FMV and the reports of the two brokers appointed by the parties, and after doing such independent research as he/she deems appropriate. The jointly-selected broker shall choose between the Parties’ Opinions of FMV, and the one chosen shall be the then fair market rental value of the Premises.

(c)       Alternative Holdover Rent.  If Tenant elects not to exercise the first Option per the terms set forth in Paragraph 51(a) above, then Tenant may elect to holdover for a period of up to ninety (90) days (the “Alternative Holdover Period”) at the prorated daily rate of 125% the Base Rent (the “Holdover Option”) being paid by Tenant at the end of the initial Term.  To exercise the Holdover Option, Tenant shall give Landlord notice (the “Holdover Notice”) of the intent to exercise said Holdover Option not less than six (6) months nor more than twelve (12) months prior to the date on which the Term is scheduled to expire.  The notice shall be given as provided in Paragraph 32 hereof.  If the Tenant delivers the Holdover Notice in accordance with the terms hereof, the Term of this Lease shall be extended for the Alternative Holdover Period and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that (i) the Base Rent shall be modified in accordance with the provisions of this Paragraph 51(c), and (ii) Tenant shall have no other options to extend the Term.  Notwithstanding anything to the contrary contains in this Paragraph 51(c), Tenant’s Holdover Option shall be null and void if (i) Tenant fails to duly execute and deliver a stipulated judgment to Landlord in a form acceptable to Landlord, in its sole and absolute discretion, within five (5) business days after Tenant’s receipt of such stipulated judgment from Landlord, or (ii) a Default has occurred and is continuing as of date Tenant delivers the Holdover Notice or at any time thereafter.

52.                               COUNTERPARTS; ELECTRONIC SIGNATURES

This Lease may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The parties contemplate that they may be executing counterparts of this Lease transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the date first set forth above.

LANDLORD:	MIDDLEFIELD STATION ASSOCIATES, LLC,
a Delaware limited liability company

	By:	/s/ Bruce Burkard

Print Name: Bruce Burkard

Its: Authorized Signatory

TENANT:	OMNICELL, INC.
a Delaware corporation

	By:	/s/ Robin Seim

	Print Name:	Rob Seim

	Its:	CFO

	By:	/s/ R. A. Lipps

	Print Name:	Randall Lipps

	Its:	CEO

EXHIBIT A

DESCRIPTION OF THE LAND

All that certain real property situate in the City of Mountain View. County of Santa Clara, State of California, being all of Lot 2 and portion of Lot 1 as shown on that certain Parcel Map filed for record on August 6, 1987 in Book 576 of Maps at Page 52-53 Santa Clara County Records, being more particularly described as follows:

LOT I

Beginning at the most westerly corner of said Lot 2, said corner also being the intersection of the easterly line of Middlefield as shown on said map;

Thence North 16°18’00” East, 376.14 feet along the northeasterly line of said Lot 2 and Lot I to a point being South 16°18’00” West 69.00 feet from the northeasterly corner of said Lot I;

Thence leaving said northeasterly line the following four (4) courses and distances:

1.                                       South 73°42’00” East, 85.61 feet;

2.                                       North 16°18’00” East, 34.00 feet;

3.                                       North 61°18’51” East, 28.28 feet;

4.                                       South 73°42’00” East, 204.39 feet to the easterly line of said Lot I, said line also being the westerly line of Logue Avenue;

Thence along the easterly and southerly lines of said Lot I and Lot 2 the following five (5) courses and distances:

1.                                       South 16°18’00” West, 446.18 feet;

2.                                       Along a curve to the right having a radius of 220.00 feet, through a central angle of 35°29’20” for an arc distance of 136.27 feet;

3.                                       Along a curve to the right having a radius of 30.00 feet, through a central angle of 89°58’24” for an arc distance of 47.11 feet;

4.                                       North 38° 14’ 16” West, 105.27 feet;

5.                                       Along a curve to the left having a radius of 1550.00 feet, through a central angle of 6°l 1’52” for an arc distance of 167.67 feet to the Point of Beginning.

A-1

EXHIBIT B

BASE RENT SCHEDULE

	Monthly Rent*	Price/SF		Escalation (%)

Yr. 1	$278,665		$2.79 NNN	Base
Yr. 2	$287,025	~$	2.87 NNN	3%
Yr. 3	$295,636	~$	2.96 NNN	3%
Yr. 4	$304,505	~$	3.05 NNN	3%
Yr. 5	$313,640	~$	3.14 NNN	3%
Yr. 6	$323,049	~$	3.23 NNN	3%
Yr. 7	$332,741	~$	3.33 NNN	3%
Yr. 8	$342,723	~$	3.43 NNN	3%
Yr. 9	$353,005	~$	3.53 NNN	3%
Yr. 10	$363,595	~$	3.64 NNN	3%

*Subject to re-calculation upon measurement of the Premises following Substantial Completion of the Landlord Improvements using the 1996 BOMA Standard Method of Measuring Floor Area in Office Buildings for single tenant occupancy.

B-1

EXHIBIT C

COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:

TENANT:

LEASE DATE:		, 20

PREMISES:	Located at

The Commencement Date of the Lease is hereby established as                         , 20       and the Expiration Date is                                   ,         .

TENANT:
a

By:
Print Name:
Its:

Approved and Agreed:

LANDLORD:

,
a

By:
Print Name:
Its:

C-1

EXHIBIT D

SITE PLAN

[SEE ATTACHED PAGE]

D-1

EXHIBIT 3

MIDDLEFIELD ROAD
NEW 3-STORY OFFICE BUILDING
LOGUE AVENUE
SANTA CLARA COUNTY TRANSIT DISTRICT
MIDDLEFIELD STATION

D-2

EXHIBIT E

CONSTRUCTION AGREEMENT

[SEE ATTACHED EXHIBITS E-1, E-2 AND E-3]

EXHIBIT E-1

BASE BUILDING CONSTRUCTION AGREEMENT

This exhibit, entitled “Base Building Construction Agreement”, is and shall constitute Exhibit E-1 to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant.  The terms and conditions of this Exhibit E-1 are hereby incorporated into and are made a part of the Lease.

Subject to the terms and conditions set forth herein and in the Lease, Landlord shall use commercially reasonable efforts to cause construction of the Base Building Improvements in accordance with the procedures set forth below:

A.           Definitions

1. “Base Building Improvements” shall mean a three (3) story building, comprising approximately 99,880 square feet of rentable area, along with all related exterior site improvements, including utilities, landscaping and paved parking, in substantial compliance with the Final Base Building Plans and Specifications.

2.  “Base Building Plans and Specifications” shall mean the plans and specifications set forth on the attached Schedule A.

3.  “Contractor” shall mean South Bay Construction and/or any additional or replacement general contractor(s) selected by Landlord in Landlord’s reasonable discretion; provided, that if such additional or replacement contractor is also going to construct all or a portion of the Tenant Improvements (as defined on Exhibit E-2), then such additional or replacement contractor shall be subject to the prior approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.  It is the intent of the parties that one (1) Contractor be selected for both the Base Building Improvements and the Tenant Improvements.

4.  “Construction Warranties” is defined in Section D.2 below.

5.  “Final Base Building Plans and Specifications” is defined in Section B.6 below.

6.  “Landlord Modifications” is defined in Section B.1.

7.  “Landlord’s Base Building Architect” shall mean the ARC TEC, Inc., an Arizona corporation, team led by Dan Kirby or any replacement architect selected by Landlord in Landlord’s sole discretion.

8. “Landlord’s Representative” shall mean Dave Wilbur and Bruce Burkard or such other representative as may be designated by Landlord in writing from time to time.

9.  “Tenant Related Base Building Work Cost” is defined in Section B.4 below.

10. “Tenant Requested Base Building Modifications” shall mean those modifications to the Base Building Improvements requested by Tenant, if any, in accordance with this Exhibit E-1 that Tenant desires be incorporated into the Final Base Building Plans and Specifications.

11. “Tenant’s Representative” shall mean Kirk Thompson or such other representative as may be designated by Tenant in writing from time to time.

12. “Working Drawings” is defined in Section B.5 below.

Capitalized terms not otherwise defined in this Exhibit E-1 shall have the meanings ascribed to them in the Lease (including Exhibit E-2 to the Lease).

B.           Design and Approval of Base Building Improvements

1.  Base Building Drawings: Landlord’s Modifications.  Landlord’s Base Building Architect has prepared the Base Building Plans and Specifications for construction of the Base Building Improvements.  Tenant has reviewed and approved the Base Building Plans and Specifications.  Notwithstanding the foregoing, the Base Building Plans and Specifications are, from time to time, subject to change in Landlord’s discretion (i) as may be required by any governmental agency or as necessary to comply with any governmental requirements, (ii) to address structural or unanticipated field conditions, (iii) to facilitate orderly construction of the Project, or (iv) for any other reasonable purpose consistent with the overall scope and content of the Base Building Plans and Specifications so long as they will not materially adversely affect Tenant’s use of the Premises (the changes described in clauses (i)-(iv) being herein referred to as “Landlord Modifications”).  Landlord shall provide Tenant with prompt notice of such changes but Landlord shall not be required to obtain Tenant’s approval of any such changes unless such change will result in a material adverse effect on Tenant’s use of the Premises.  If Landlord and Tenant disagree on whether a particular change will result in a material adverse effect on Tenant’s use of the Premises, either party can submit the matter to mediation as provided in Section 6.7 of Exhibit E-2.

2.  Tenant Requested Base Building Modifications.  On or before October 10, 2011, Tenant shall have delivered to Landlord detailed written specifications for any additional Tenant Requested Base Building Modifications.  All Tenant Requested Base Building Modifications shall be subject to review and approval by Landlord, which approval may be granted, granted with conditions, or withheld in Landlord’s sole discretion, to ensure, among other things, that the Tenant Requested Base Building Modifications are compatible with all other construction and all electrical, mechanical, life safety, and other systems within the Base Building Improvements, the long term value of the Base Building Improvements, the construction schedule, and will not increase Landlord’s costs to construct the Base Building Improvements.  As of the Lease Date, Landlord has approved only those Tenant Requested Base Building Modifications shown on Schedule B, attached hereto.

3.  Landlord’s Response Time.  Landlord shall review any timely delivered Tenant Requested Base Building Modifications and shall provide Tenant with written notice of its approval, disapproval or conditional approval of the Tenant’s Requested Base Building Modifications within five (5) business days after receipt.  Landlord’s failure to respond within such 5-business day period shall be deemed Landlord’s disapproval.

4.  Tenant Related Base Building Work Cost.  If Landlord disapproves or conditionally approves the Tenant Requested Base Building Modifications, then Landlord shall meet with the Tenant’s Facilities Consultant (as defined in Exhibit E-2) and Tenant to discuss the request, or shall submit to Tenant’s Facilities Consultant and Tenant in writing, the reasons for Landlord’s disapproval or conditional approval, together with either Landlord’s estimate or quote of the additional amount that tenant will be required to pay, in accordance with Section 6 below, in order for Landlord to implement the applicable Tenant Requested Base Building Modification(s), which amount shall be inclusive of all soft costs, hard costs and contingencies expected to be incurred in connection with such Tenant Requested Base Building Modifications(s) (the “Tenant Related Based Building Work Cost”).  Following such meeting or submission, Tenant may withdraw the request, or may accept the conditional approval, and/or may cause Tenant’s Facilities Consultant to revise the Tenant Requested Base Building Modifications and submit same to Landlord for Landlord’s review and approval.  If Tenant elects to revise and resubmit the Tenant Requested Base Building Modifications, then the procedure set forth in this paragraph will be followed as set forth above until Landlord has approved the revised Tenant Requested Base Building Modifications and the Tenant has approved the Tenant Related Base Building Work Cost or withdrawn the request; provided, that each day of delay in completing the foregoing process after October 17, 2011 shall be a Tenant Delay.

5.  Working Drawings.  On or before October 14, 2011, Landlord shall cause the Architect to prepare and submit to Tenant for approval the working drawings based on the approved Base Building Plans and Specifications, in form sufficient to submit for a building permit, incorporating all approved Tenant Requested Base Building Modifications (the “Working Drawings”).  Tenant shall respond on or before October 18, 2011 with Tenant’s approval or reasonable disapproval of the Working Drawings (which disapproval shall specify the reasons for such disapproval), and failure by Tenant to respond within such time period shall be deemed approval.  If Tenant reasonably disapproves the Working Drawings, then Landlord shall meet with the Tenant’s Facility Consultant (as defined in Exhibit E-2) and Tenant to discuss the request and attempt to resolve the issue.  If Landlord and Tenant cannot resolve the issue, then either party can submit the matter to mediation as provided in Section 6.7 of Exhibit E-2.

6.  Final Base Building Plans and Specifications.  To the extent Landlord’s approval of the Tenant Requested Base Building Modifications and Tenant’s approval of the Tenant Related Base Building Work Cost, if any, has occurred, Landlord shall cause Landlord’s Base Building Architect to revise the Base Building Plans and Specifications to incorporate the Tenant Requested Base Building Modifications which have been approved by both parties.  Architect’s failure to produce the revised Base Building Plans and Specifications in a timely manner shall not be a Tenant Delay.  The Base Building Plans and Specifications, as modified to incorporate the approved Tenant Requested Base Building Modifications, if any, and all Landlord Modifications, are herein referred to as the “Final Base Building Plans and Specifications.”

7.  Payment of Tenant Related Base Building Work Cost.  The Tenant Related Base Building Work Cost, if any, shall be the responsibility of Tenant and shall be paid by Tenant directly to Landlord as provided in this Paragraph B.7.  Tenant shall make progress payments of the estimated or quoted Tenant Related Base Building Work Cost to Landlord as follows: 35% of the estimated or quoted Tenant Related Base Building Work Cost upon the later of: (1) December 1, 2011 and (2) Landlord’s and Tenant’s mutual approval of the Tenant Requested Base Building Modifications; and the remaining 65% of the Tenant Related Base Building Work Cost upon substantial completion of the scope covered in the applicable Tenant Requested Base Building Modifications; provided, that if the Tenant Requested Base Building Modifications are to be performed in phases which allow for phased payments to be made by Landlord, then Tenant shall pay such 65% portion of the progress payments to Landlord upon substantial completion of the applicable phase of the Tenant Requested Base Building Modifications.  All such payments from Tenant shall be due within ten (10) days after delivery of a written statement from Landlord to Tenant specifying the amount then due.  Landlord shall be entitled to suspend or terminate construction of the Base Building Improvements and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant to Landlord of Tenant Related Base Building Work Cost has not been received by Landlord within three (3) business days following the expiration of the ten (10) day period above (and any resulting delay shall be deemed to be a Tenant Delay (as defined on Exhibit E-2)).  Upon or prior to Substantial Completion, the parties shall cooperate to calculate the actual amount of the Tenant Related Base Building Work Cost for those items which were not provided based on a quoted fixed price.  If Tenant has underpaid, Tenant shall pay any additional amount due within ten (10) days of notice of such determination.  If Tenant has overpaid, Landlord shall reimburse such overpayment to Tenant within ten (10) days of such determination.

C.           Construction

Landlord shall use commercially reasonable efforts to cause the Base Building Improvements to be constructed by Contractor in accordance with the Final Base Building Plans and Specifications, as the same may be amended or modified from time to time in accordance with this Exhibit E-1, in good and workmanlike manner and in compliance with all applicable laws.

D.           General

1.  If, for any reason other than Tenant Delays, Landlord cannot deliver possession of the Premises to Tenant on the Estimated Commencement Date, or perform any other covenant contained in this Exhibit E-1 or in the Lease related to the work described in this Exhibit E-1, except as set forth in Paragraph 3(a) of the Lease, (a) the Lease shall not be void or voidable (except as otherwise specifically provided in the Lease), (b) nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall such failure affect the obligations of Tenant under the Lease or this Exhibit E-1.

2.  Landlord shall use commercially reasonable efforts to obtain from Contractor, and shall use commercially reasonable efforts to cause Contractor to obtain from all subcontractors and material suppliers, warranties (collectively, “Construction Warranties”) for all components of the Base Building Improvements for which warranties are customarily provided in the construction industry and Landlord shall enforce the Construction Warranties as requested by Tenant.

3.  Any decision made hereunder shall be deemed a decision by Landlord if made by Landlord’s Representative.  Landlord’s Representative shall have full power to act on behalf of Landlord under this Exhibit E-1 and under Exhibit E-2, unless provided to the contrary herein, or Landlord shall have advised Tenant in writing to the contrary.  Any decision made hereunder shall be deemed a decision by Tenant if made by Tenant’s Representative.  Tenant’s Representative shall have full power to act on behalf of Tenant under this Exhibit E-1 and under Exhibit E-2, unless provided to the contrary herein, or Tenant shall have advised Landlord in writing to the contrary.

4.  Any failure by Tenant to pay any amounts due under Exhibit E-2 or this Exhibit E-1 which failure continues following five (5) business days notice from Landlord to Tenant shall have the same effect under the Lease as a failure to pay Rent. Any such failure, or failure by Tenant to perform any of its other obligations under this Exhibit E-1, which failure continues following five (5) business days notice from Landlord, shall constitute a Default under the Lease, entitling Landlord to all of its remedies under the Lease, at law and in equity.

INITIALS:
TENANT:	RS
LANDLORD:	BB

SCHEDULE A

of Exhibit E-1, the Base Building Construction Agreement

Base Building Plans and Specifications

Original Drawings Issued 08.08.11 Design Development

Revision Issued  08.29.11 Design Development Addendum No. 1 noted as *

CIVIL
C1.0	COVER SHEET
C1.1 *	NOTES AND DETAILS
C2.0	GRADING AND PAVING PLAN
C3.0 *	UTILITY PLAN
C4.0	EROSION CONTROL PLAN
C5.0	STORMWATER CONTROL PLAN
C6.0	TOPOGRAPHIC SURVEY
C7.0 *	DEMOLITION PLAN

DRY SITE UTILITY
JT-1 *	JOINT TRENCH TITLE SHEET
JT-2 *	JOINT TRENCH INTENT DRAWING

LANDSCAPE
L-1.1 *	LANDSCAPE NOTES & LEGENDS
L-1.2	PLANTING NOTES AND LEGENDS
L-2.1	LANDSCAPE LAYOUT PLAN
L-3.1	FINE GRADING PLAN
L-4.1 *	PLANTING PLAN
L-5.2	IRRIGATION NOTES, LEGEND AND DETAILS
L-6.1	CONSTRUCTION DETAILS
L-6.2	CONSTRUCTION DETAILS
L-7.1	FOUNTAIN NOTES, LEGEND AND DETAILS
L-8.1	LANDSCAPE SPECIFICATIONS
L-8.2	LANDSCAPE SPECIFICATIONS

ARCHITECTURAL
A0.01 *	PROJECT DATA, GENERAL NOTES
AND INFORMATION
A0.02	BUILDING CODE REQUIREMENTS
A0.03	CALIFORNIA GREEN STANDARDS
NON-RESIDENTIAL CHECKLIST - BSC
A0.04 *	TITLE 24 REQUIREMENTS
A0.11 *	CODE AND OCCUPANT PLANS
A0.12 *	CODE AND OCCUPANT PLANS
A1.01 *	SITE PLAN
A1.02 *	SITE DETAILS
A2.11 *	FIRST FLOOR PLAN
A2.12 *	SECOND FLOOR PLAN
A2.13 *	THIRD FLOOR PLAN
A2.22	SECOND FLOOR REFLECTED CEILING PLAN
A2.31 *	ROOF PLAN
A3.01 *	EXTERIOR ELEVATIONS
A3.02	PARTIAL EXTERIOR ELEVATIONS
A4.01 *	BUILDING SECTIONS
A4.02 *	WALL SECTIONS
A4.03	WALL SECTIONS
A5.01	TOILET CORE NOTES AND DETAILS
A6.01	ELEVATOR SECTIONS AND DETAILS
A6.02	ENLARGED STAIR PLANS, SECTIONS & DETAILS
A8.11 *	PLAN DETAILS
A8.21 *	SECTION DETAILS
A8.23	ROOF DETAILS
A10.01	SPECIFICATIONS SHEET 1 OF 3
A10.02 *	SPECIFICATIONS SHEET 2 OF 3
A10.03	SPECIFICATIONS SHEET 3 OF 3

E-1

STRUCTURED PARKING
AP2.11 *	STRUCTURED PARKING PLANS
AP3.01 *	STRUCTURED PARKING EXTERIOR ELEVATIONS AND DETAILS
AP4.01 *	BUILDING SECTIONS AND DETAILS
AP6.01 *	STAIR PLANS SECTIONS AND DETAILS

STRUCTURAL
S0.1 *	GENERAL NOTES, ABBREVIATIONS
AND SCHEDULES
S0.2 *	GENERAL NOTES
S1.0	FOUNDATION PLAN
S2.0 *	SECOND FLOOR FRAMING PLAN
S2.1 *	THIRD FLOOR FRAMING PLAN
S3.0 *	ROOF FRAMING PLAN
S4.0	COLUMN SCHEDULES
S4.1	FRAME ELEVATIONS
S5.0	FOUNDATION DETAILS
S5.1	FOUNDATION DETAILS
S6.0 *	FLOOR FRAMING DETAILS
S6.1 *	FLOOR FRAMING DETAILS
S7.0	ROOF FRAMING DETAILS
S7.1 *	ROOF FRAMING DETAILS
S8.0	MOMENT FRAME DETAILS
S8.1	BRACED FRAME DETAILS
S9.0 *	ENCLOSURE FOUNDATION PLAN AND DETAILS

STRUCTURED PARKING
S1.0P *	FIRST LEVEL FOUNDATION PLAN
S2.0P	SECOND LEVEL REINFORCING PLAN AND
SECOND LEVEL POST TENSIONING PLAN
S4.0P	COLUMN SCHEDULES
S4.1P *	SHEAR WALL ELEVATIONS AND SCHEDULE
S4.2P	SHEAR WALL ELEVATIONS
S4.3P *	POST TENSIONED CONCRETE BEAM
ELEVATIONS AND SCHEDULE
S4.4P	MILS STEEL CONCRETE BEAM SCHEDULE
S5.0P	FOUNDATION DETAILS
S6.0P	POST TENSIONED SLAB DETAILS
S6.1P	POST-TENSIONED SLAB DETAILS
S6.2P	POST TENSIONED SLAB DETAILS

E-2

SCHEDULE B

Per Exhibit E-1, the Base Building Construction Agreement

Approved Tenant Requested Base Building Modifications

#1   Add one (1) pair 3’0”x10’0” store front doors at shipping& receiving room, ground floor, and associated, sidewalk connection, and landscape alterations.

Tenant Cost:                                              None, Landlord Cost

Tenant Delay:                             None, if approved by October 18, 2011

Restoration:                                                      Not required

Other Conditions: Landlord to install as part of base building cost. No cost to Tenant

#2   Increase size/strength of structural framing to support two (2) large conference room folding divider door/walls.  .

Tenant Cost:                                   $2,970 — 35% up front = $1039.50

Tenant Delay:                             None, if approved by October 18, 2011

Restoration:                               Not required for framing members only.

Other Conditions:                                                  None

#3   Add one (1) exterior exit store front door at large conference room ground floor, and associated, sidewalk connection, and landscape alterations.

Tenant Cost:                                   $6,513 — 35% up front = $2279.55

Tenant Delay:                             None, if approved by October 18, 2011

Restoration:                 Required (restore to typical glazing system & landscaping).

Other Conditions:                                                  None

#4   Add (1) below slab rough-in sanitary sewer plumbing line at ground floor, in area designated for “future possible restroom area”.

Tenant Cost:                                    $1,547 — 35% up front = $541.45

Tenant Delay:                             None, if approved by October 18, 2011

Restoration:                        Required (cap below slab and repair slab area).

Other Conditions:                                                  None

#5   Add one (1) door/revise walls at ground floor shower/locker room area for men’s side and women’s side rear access and vestibule area.

Tenant Cost:                                     $7,320 — 35% up front = $2,562

Tenant Delay:                             None, if approved by October 18, 2011

Restoration:            Required (restore to Base Building Plans and Specifications).

Other Conditions:                                                  None

E-3

#6   Revise entry lobby walls at ground floor to: remove one (1) tenant entry door/niche at south wall; relocate one (1) tenant entry door/niche at north wall; add fire-rated slot windows to the south wall; add display niches at north wall.

Tenant Cost:                                                 To be determined

Tenant Delay:                             None, if approved by October 25, 2011

Restoration:            Required (restore to Base Building Plans and Specifications).

Other Conditions:                                                  None.

#7   Add and/or increase size/strength of structural framing at the roof level to support and otherwise accommodate a clerestory style “skylight” in the area above the proposed “visitor’s area on the third floor.

Tenant Cost:                                                 To be determined.

Tenant Delay:                           None, if approved by November 11, 2011

Restoration:                                                 To be determined.

Other Conditions: This will be quoted separately as it does not affect the base building and will be an add to the Tenant improvements

E-4

EXHIBIT E-2

TENANT IMPROVEMENT CONSTRUCTION AGREEMENT

This exhibit, entitled “Tenant Improvement Construction Agreement”, is and shall constitute Exhibit E-2 to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant (the “Tenant Work Letter”).  The terms and conditions of this Exhibit E-2 are hereby incorporated into and are made a part of the Lease.

Subject to the terms and conditions set forth herein and in the Lease, Landlord shall use commercially reasonable efforts to cause the construction or installation of the improvements in the interior of the Premises in accordance with the procedures set forth below:

This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, as such issues generally arise during the actual construction of the Tenant Improvements.  All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease to which this Tenant Work Letter is attached as Exhibit E-2 and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES

Landlord shall deliver the Premises upon Substantial Completion (as defined in the Lease) of the Base Building Improvements in accordance with Exhibit E-1 and the Tenant Improvements in accordance with Exhibit E-2.  “Tenant Improvements” shall mean interior improvements which are customarily constructed and permanently affixed to the Premises (but shall exclude improvements which are included in the Landlord’s Base Building Improvements), as such work shall be depicted in the Approved Construction Documents (as defined below).

SECTION 2

TENANT IMPROVEMENT ALLOWANCE

2.1           Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of Four Million Three Hundred Eighty-Seven Thousand Seven Hundred Fifty-Eight Dollars ($4,387,758.00) for the Tenant Improvement Allowance Items (as herein defined).  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which

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exceeds the Tenant Improvement Allowance, unless otherwise expressly set forth in the Lease or in Exhibits E-1 or this Exhibit E-2.

2.2           Disbursement of the Tenant Improvement Allowance.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the design, permitting, processing, or construction of the Tenant Improvements or otherwise incurred as a result of managing the Tenant Improvement process; including but not limited to the following items and costs (collectively, the “Tenant Improvement Allowance Items”):  (i) payment of the fees and expenses of any space planner used by the Landlord, including Architectural Technologies as the primary Architect/Space Planner, and the Engineers, as those terms are defined below, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Documents, as such term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of governmental permits; (iii) the cost of any changes to the Construction Documents or Tenant Improvements required by applicable building codes, including but not limited to the 2010 Green Building Standards Code, and the cost of the development of an indoor air quality management plan during construction, conformance with SMACNA indoor air quality guidelines, protection of installed absorptive materials, installation of MERV 8 filters, and replacement of filtration media prior to occupancy if the system is used during construction; and (iv) the cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage, and contractors’ fees and general conditions.  Notwithstanding anything to the contrary contained in this Exhibit E-2 or the Lease, if the Tenant Improvement Allowance is greater than the cost of the Tenant Improvement Allowance Items incurred on or before the twelve (12) month anniversary of the Commencement Date, the excess shall be retained by Landlord and Landlord shall have no further obligation to disburse such excess as a Tenant Improvement Allowance.

2.3           Entire Premises to be Improved.  Landlord is providing the Tenant Improvement Allowance in order to have the entire Premises improved in a first class condition typical of comparable office buildings in the City of Mountain View, with no floor area of the Building to be left in unfinished or shell condition.

SECTION 3

DESIGN OF TENANT IMPROVEMENTS AND APPROVALS

3.1           Selection of Architect/Space Planner, Engineers and creation of Construction Documents. Landlord has retained (and Tenant has approved) the Architectural Technologies design team led by Jim Fulton, and subject to Tenant’s prior approval, which approval shall be given or withheld in Tenant’s reasonable discretion, Landlord may retain such other licensed architect/space planner(s) experienced in the design of space similar to that required by Tenant (the “Architect/Space Planner”) to prepare the drawings and specifications for the Tenant Improvements.  Landlord shall also retain such engineering consultants designated by Landlord

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(the “Engineers”) to prepare all engineering working drawings and specifications relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements.  The drawings, specifications and related contract documents prepared by the Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.”  Tenant has retained the Facilities First team led by Tonya Thornburgh and may retain such other licensed consultant designated by Tenant and subject to Landlord’s prior approval, which approval shall be given or withheld in Landlord’s reasonable discretion, to assist Tenant in it programming and space planning process (“Tenant’s Facility Consultant”).

3.2           Initial Space Plan.  Landlord and the Architect/Space Planner have had several meetings with Tenant and Tenant’s Facility Consultant to discuss Tenant’s and Landlord’s design parameters and code compliance, and Tenant’s space needs.  The Architect/Space Planner and Tenant’s Facility Consultant produced an initial space plan (“Initial Space Plan”), which is attached hereto as Schedule A.  The Initial Space Plan represents Tenant’s preferred interior improvement plan as of the Lease Date.  Landlord hereby approves the Initial Space Plan and confirms that the scope of improvements shown on the Initial Space Plan shall not be subject to restoration at the expiration of the Lease.

3.3           Final Space Plan.  On or before October 31, 2011, Tenant shall provide Landlord with any requested changes to the Initial Space Plan.  The Tenant’s requested changes to the Initial Space Plan shall be subject to review and approval by Landlord, which approval may be granted, granted subject to certain conditions, or withheld in Landlord’s reasonable discretion.  Factors the Landlord may consider in its review include, but are not limited to, any impact on the project schedule, compatibility with other construction and electrical, mechanical, life safety, and other systems within the Premises, the degree to which the requested changes are non-standard or specialized improvements, the long term value of the Tenant Improvements, any impact on Landlord’s financing, including the Landlord’s ability to obtain permanent financing (including the timing to close such financing) and impact on the Landlord’s costs to construct the Base Building Improvements.  Promptly after approval of the tenant requested changes by Landlord, and acceptance of conditions placed on the approval, if any, by Tenant, but no later than November 29, 2011, Landlord shall use commercially reasonable efforts to cause the Architect/Space Planner to prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Tenant for approval.  Tenant shall, within five (5) business days after Tenant’s receipt of the Final Space Plan, (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions which conditions Landlord may approve or disapprove in its reasonable discretion, or (iii) disapprove the Final Space Plan and return the same to Landlord with detailed requested revisions.  If Tenant or Landlord disapproves the Final Space Plan, Tenant and Landlord shall meet and try to resolve the dispute, and if not successful within five (5) business days, either Tenant or Landlord may submit the dispute to mediation pursuant to Section 6.7 below.  Each day of delay in reaching a decision after the date that is five (5) business days after Tenant’s receipt of the Final Space Plan shall be assigned by the mediator as either a Tenant Delay or a Landlord Delay (or allocated in a proportion determined by the mediator as a Tenant Delay and a Landlord Delay).  Promptly after

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agreement between the parties or a decision by the mediator, if needed to implement a revision, Landlord shall use commercially reasonable efforts to cause the Architect/Space Planner to revise the Final Space Plan and resubmit the Final Space Plan to Tenant and Tenant shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this Section 3.3.

3.4           Final Construction Documents.  Promptly after the Final Space Plans have been approved by both parties, Landlord shall use commercially reasonable efforts to cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings and specifications for the Tenant Improvements, and the final architectural working drawings in a form which when completed will allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Tenant for Tenant’s approval.  Tenant shall, within five (5) business days after its receipt of the Final Construction Documents, either (i) approve the Final Construction Documents, (ii) approve the Final Construction Documents subject to specified conditions (but only to the extent the Final Construction Documents do not comply with the Final Space Plan) which conditions Landlord may approve or disapprove in its reasonable discretion, or (iii) disapprove and return the Final Construction Documents to Landlord with detailed requested revisions (but only to the extent the Final Construction Documents do not comply with the Final Space Plan).  If Tenant disapproves the Final Construction Documents or the Landlord disapproves the conditions or revisions the Tenant has requested, Landlord and Tenant shall meet and try to resolve the dispute, and if not successful within five (5) business days, either Tenant or Landlord may submit the dispute to mediation pursuant to Section 6.7 below.  Each day of delay in reaching a decision after the date that is five (5) business days after Tenant’s receipt of the Final Construction Documents shall be assigned by the mediator as either a Tenant Delay or a Landlord Delay (or allocated in a proportion determined by the mediator as a Tenant Delay and a Landlord Delay).  Promptly after agreement between the parties or a decision by the mediator, if needed to implement a revision, Landlord shall use commercially reasonable efforts to cause the Architect/Space Planner to revise the Final Construction Documents and resubmit the Final Construction Documents to Tenant and Tenant shall approve or disapprove of the resubmitted Final Construction Documents within five (5) business days after it receives such resubmitted Final Construction Documents.  Once the Final Construction Documents have been approved by both parties, the approved documents will be the “Approved Construction Documents”.

3.5           Permits.  Promptly after Landlord’s and Tenant’s approval, Landlord shall use commercially reasonable efforts to cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities and obtain all plan-check approvals from such municipal authorities which are necessary to allow Contractor to obtain all applicable building permits.  Landlord shall coordinate with Tenant in order to allow Tenant, at its option, to take part in all phases of the permitting process and shall supply Tenant, on a timely basis, with all plan check numbers and dates of submittal.  Subject to mandated changes by the City of Mountain View, changes required in order to correct conflicting information on the Approved Construction Documents, or necessitated by conflicting field conditions, no changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord and Tenant.

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3.6           Time Deadlines.  Landlord and Tenant shall use commercially reasonable efforts to cooperate with the Architect/Space Planner, the Engineers, and each other to complete all phases of the Construction Documents and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.1 of this Tenant Work Letter, as soon as possible after the full execution of the Lease, and, in that regard, shall meet at the Premises with each other and with the Architect/Space Planner on a scheduled basis to be determined by the parties, to discuss progress in connection with the same and to allow Tenant an opportunity to view the work in progress.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1           Cost Proposal.  Promptly after the Final Construction Documents have been approved by both parties pursuant to Section 3.4 above, Landlord shall provide Tenant with the “Cost Proposal.”  For purposes of this Tenant Work Letter, the “Cost Proposal” shall consist of (i) the quote from the Contractor, and (ii) an estimate of the costs of other Tenant Improvement Allowance Items which have been or are anticipated to be incurred by Tenant in connection with the design and construction of the Tenant Improvements.  The Landlord shall include with the Cost Proposal its estimate of the “Over-Allowance Amount”, which shall be the amount equal to the difference between the amount of the Cost Proposal and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements).  Tenant shall either approve or disapprove the Cost Proposal and Over-Allowance Amount within five (5) business days of receipt thereof from Landlord.  If Tenant approves, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and commence the construction relating to such items.  If Tenant disapproves the Cost Proposal and Over-Allowance Amount the parties shall work together in good faith to make modifications to the Approved Construction Documents which will reduce the Cost Proposal and Over-Allowance Amount to an amount Tenant is willing to approve, provided however, each day of delay beginning ten (10) business days after the Tenant’s receipt of the Cost Proposal shall constitute a Tenant Delay.  The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Approval Date.”

4.2           Over-Allowance Amount.  Tenant shall be responsible for making progress payments for the Over-Allowance Amount, if any, directly to Landlord as follows: 35% of the Over-Allowance Amount within 10 business days after the Tenant’s approval of the Over Allowance Amount; and the remaining 65% of the Over-Allowance Amount with 10 business days after the Commencement Date of the Lease.

4.3           Tenant Requested Changes after the Cost Proposal Approval Date.  In the event Tenant requests a change affecting the construction of the Tenant Improvements, after the Cost Proposal Approval Date, the Tenant’s requested changes shall be subject to review and approval by Landlord, which approval may be granted, granted subject to certain conditions, or

5

withheld in Landlord’s reasonable discretion.  Factors the Landlord may consider in its review include, but are not limited to, any impact on the project schedule, compatibility with other construction and electrical, mechanical, life safety, and other systems within the Premises, the degree to which the requested changes are non-standard or specialized improvements, the long term value of the Tenant Improvements, any impact on Landlord’s financing, including the Landlord’s ability to obtain permanent financing (including the timing to close such financing) and impact on the Landlord’s costs to construct the Base Building Improvements.  In the event Landlord grants conditional approval of a requested change, and one of the conditions is that Tenant fund additional costs associated with the requested change (the “Change Request Costs”), Tenant shall pay the applicable Change Request Costs directly to Landlord as follows: 50% of the applicable Change Request Cost within 10 business days after delivery of a written statement from Landlord to Tenant specifying the amount then due; and the remaining 50% of the applicable Change Request Costs upon Substantial Completion.  If Tenant fails to make such payment within such 10-business day period, then Tenant shall be deemed to have withdrawn its request to make the applicable change and Landlord shall have no further obligation to incorporate the applicable change into the Tenant Improvements.

4.4           Landlord’s Retention of Contractor.  Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Construction Documents, the Cost Proposal, and any changes otherwise allowed in this Tenant Work Letter.  Landlord shall use commercially reasonable efforts to supervise the construction by Contractor.

4.5           Contractor’s Warranties and Guaranties.  Landlord shall use commercially reasonable efforts to obtain from Contractor, and shall use commercially reasonable efforts to cause Contractor to obtain from all subcontractors and material suppliers, warranties (collectively, “Construction Warranties”) for all components of the Tenant Improvements for which warranties are customarily provided in the construction industry and Landlord shall enforce the Construction Warranties as requested by, and at the expense of Tenant.

4.6           Copy of Updated Approved Construction Documents Plans.  Landlord shall use commercially reasonable efforts to cause the Architect/Space Planner (i) to update the Approved Construction Documents through annotated changes, as necessary, to reflect the reported locations of the improvements and significant changes made during the construction process as reported by other parties, including the contractor, which information is assumed to be reliable, but does not come with any warranty or certification, and (ii) to deliver to Landlord and Tenant each a CAD disk of such updated Approved Construction Documents before the final payment of the Architect/Space Planner.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;
LEASE COMMENCEMENT DATE

5.1           Substantial Completion.  The Premises shall be deemed ready for occupancy upon the Substantial Completion (as defined in the Lease) of the Base Building Improvements and the Tenant Improvements.  Tenant shall be solely responsible (at Tenant’s cost and expense)

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for installation of all tenant fixtures, cabling, work-stations, built-in furniture, or equipment not shown on the Approved Construction Documents, which installation shall not be a factor in determining if Substantial Completion has occurred.

5.2           Tenant Delay.  The term “Tenant Delay” shall refer to any delay or delays in the Substantial Completion of the Tenant Improvements resulting, directly or indirectly, from, or imputed as a result of any of the following:

5.2.1        Tenant’s failure to comply with the time deadlines included in this Tenant Work Letter;

5.2.2        Tenant’s failure to respond to a request for approval of any matter requiring Tenant’s approval within three (3) business days (or longer time specifically set forth in this Tenant’s Work Letter);

5.2.3        A breach by Tenant of the terms of Exhibit E-1, this Tenant Work Letter or the Lease;

5.2.4        Tenant’s request for changes in the Approved Construction Documents after Tenant’s approval of the Cost Proposal and Over-Allowance Amount;

5.2.5        Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, or

5.2.6        Any other acts or omissions of Tenant, or its consultants, agents, or employees.

5.3           Landlord Delay; The term “Tenant Delay” shall refer to any delay or delays in the Substantial Completion of the Tenant Improvements resulting, directly or indirectly, from, or imputed as a result of any of the following:

5.2.1        Landlord’s failure to comply with the time deadlines included in this Tenant Work Letter;

5.2.2        Landlord’s failure to respond to a request for approval of any matter requiring Landlord’s approval within three (3) business days (or longer time specifically set forth in this Tenant’s Work Letter);

5.2.3        A breach by Landlord of the terms of Exhibit E-1, this Tenant Work Letter or the Lease;

5.2.4        Landlord’s request for changes in the Approved Construction Documents after Tenant’s approval of the Cost Proposal and Over-Allowance Amount;

5.2.5        Landlord’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, or

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5.2.6        Any other acts or omissions of Landlord, or its contractors, subcontractors, architects, agents, or employees.

SECTION 6

MISCELLANEOUS

6.1           Tenant’s Entry Into the Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, upon Tenant’s request, to be made in writing no earlier than two (2) weeks prior to the anticipated date of Substantial Completion of the Premises, Landlord shall allow Tenant access to the Premises prior to the Substantial Completion of the Tenant Improvements, for the purpose of Tenant installing equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises.  Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, (i) Tenant shall submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant’s entry and (ii) Tenant shall deliver to Landlord the policies or certificates evidencing Tenant’s insurance as required under the terms of the Lease.  Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2           Tenant’s Representative.  Tenant has designated Kirk Thompson as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.3           Landlord’s Representative.  Landlord has designated David Wilbur and Bruce Burkard as its representatives with respect to the matters set forth in this Tenant Work Letter, either of whom, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.4           Landlord’s Agents.  The Architect/Space Planner, Project Manager, Engineers, consultants, and Contractor, as well as all subcontractors, laborers, materialmen, and suppliers retained directly by Landlord, shall be referred to, collectively, as the “Landlord’s Agents.”

6.5           Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  In all instances where Tenant or Landlord is required to approve or deliver an item, if no written notice of approval or disapproval is given or the item is not delivered within the stated time period, at the end of such period, unless expressly stated otherwise, the item shall automatically be deemed disapproved or delivered by the non-responding party and the next succeeding time period shall commence.

6.6           Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if a Default as defined in the Lease, or a default by Tenant under this

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Tenant Work Letter which is not cured within three (3) business days following notice from Landlord, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance, and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured.

6.7           Mediation.  If either Landlord or Tenant desires to resort to mediation pursuant to the provisions of Sections B.1 or B.5 of Exhibit E-1 or Sections 3.3 or 3.4 of this Exhibit E-2, such party may do so by providing written notice to the other (a “Mediation Notice”) (and providing any documentation on which such party’s position is based).  Upon delivery and receipt of such notice, the Tenant Representative and the Landlord Representative shall use best efforts to select and agree upon a neutral mediator.  If a mediator cannot be agreed upon within seven (7) days after delivery of the Mediation Notice, one will be selected by JAMS in San Francisco.  Except for the purpose of enforcing this Section 6.7, no suit shall be initiated with respect to any controversy or claim arising out of or relating to determination of delay as provided in Section 3.3 or 3.4 of this Exhibit E-2.

The Landlord Representative(s), the Tenant Representative(s) and the neutral mediator shall participate in a meeting in which the parties shall work in good faith to resolve the dispute in question.  The meeting shall be held within seven (7) days after selection of the neutral mediator (or as soon thereafter as the neutral mediator is available) and agreement among the parties and the neutral mediator on a time and place for such meeting, which agreement shall not be unreasonably withheld by either party.  The mediator may set the time and place of the meeting if the parties are unable to agree.

The Landlord Representative(s), the Tenant Representative(s) and the neutral mediator shall agree on the procedures for an exchange of documents prior to the meeting and for the presentation of documents and oral and written arguments as part of the mediation (but in no event shall there be any discovery or depositions taken in connection with such mediation and no attorney shall be permitted to represent either party in connection with such mediation).  After listening to such presentations and examining such documents and other exhibits, the Landlord Representative(s) and the Tenant Representative(s), with the assistance of a neutral mediator, shall work together in good faith to resolve the dispute in question.  The meeting shall be of such duration as the parties in good faith deem necessary but in no event shall it extend beyond two (2) business days.  Each party shall absorb all of its own expenses in connection with such meeting and shall pay one-half of any costs or fees related to the services of the neutral mediator.  In the event the dispute is not resolved after such a meeting is concluded, the neutral mediator shall determine whether the delay is a Tenant Delay, a Landlord Delay, or should be allocated as a Tenant Delay and a Landlord Delay and, if so, in what proportion, and the mediator’s decision on delay allocation shall be binding on both parties.

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INITIALS:
TENANT:	RS
LANDLORD:	BB

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Schedule A

of Exhibit E-2, the Tenant Improvement Construction Agreement

Initial Space Plans

Initial Space Plans (reduced sized copies attached hereto):

1                 First Floor Plan, titled a Fit Plan for Omnicell, 590 E Middlefield Road, Mountain View, CA, by Architectural Technologies, Sheet FLR1-SP5, dated 9-15-2011

2                 Second Floor Plan, titled a Fit Plan for Omnicell, 590 E Middlefield Road, Mountain View, CA, by Architectural Technologies, Sheet FLR2-SP5, dated 9-15-2011

3                 Third Floor Plan, titled a Fit Plan for Omnicell, 590 E Middlefield Road, Mountain View, CA, by Architectural Technologies, Sheet FLR3-SP5, dated 9-15-2011

ARC TEC

SECOND FLOOR PLAN

PLAN SUMMARY

OMNICELL

FLR2-SP5

THIRD FLOOR PLAN

PLAN SUMMARY

OMNICELL

Mountain View, CA

FLR3-SP5

EXHIBIT E-3

SOLAR POWER CONSTRUCTION AGREEMENT

This exhibit, entitled “Solar Power Construction Agreement”, is and shall constitute Exhibit E-3 to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant.  The terms and conditions of this Exhibit E-3 are hereby incorporated into and are made a part of the Lease.

Both Landlord and Tenant desire to have solar polar installed and incorporated into the Premises in a manner that benefits the environment and allows costs of installation and the energy produced to be allocated in a rational manner.  Landlord and Tenant agree to cooperate in the investigation of various potential alternative configurations for installation of solar power facilities on the parking structure consistent with design approvals previously granted by the City of Mountain View.

On or before November 18, 2011, Tenant shall have the option to submit a solar power facility installation proposal to Landlord (a “Solar Power Proposal”), which proposal, at a minimum, would allow the Tenant at its sole cost and expense to design, permit, and construct a solar power facility (if constructed by Tenant, a “Solar Power Facility”) on the top level of the parking structure, and to retain the rights to any power produced by the Solar Power Facility during the term of the Lease.  Further, Tenant may take advantage of any depreciation or amortization of the costs incurred with respect to any Solar Power Facility constructed by Tenant, but Tenant is prohibited from using any financing which is secured by all or any portion of the Premises or which could result in any lien rights with respect to the Premises.  The scope of the Solar Power Facility installation shall include, at a minimum, photo-voltaic array capable sized to produce at least 25 kilowatts, the steel structure to support the photo-voltaic array, wiring, switches, inverters and related electric and mechanical equipment necessary to make the system complete, except that the Landlord shall provide empty conduits from the parking structure to the main electrical room of the Building for the wiring required for the approved Solar Power Facility.

In the event the Tenant wishes to make a Solar Power Proposal, Tenant shall submit as part of the Solar Power Proposal, for Landlord’s review and approval, the design of such Solar Power Facility which shall include detailed drawings and specifications for the installation.  Landlord shall respond to Tenant’s Solar Power Proposal no later than the fifth (5th) business day following delivery of Tenant’s Solar Power Proposal, and failure to respond within such time shall be deemed approval.  Landlord’s approval of the Solar Power Proposal may be granted, granted with conditions, or withheld in Landlord’s reasonable discretion, after considering, among other things, whether the proposed solar facility would be compatible with all other construction of the Premises, including, without limitation, all electrical, mechanical, life safety, and other systems within the Premises, the long term value of the Premises, the construction schedule, and whether the proposed solar facility would increase Landlord’s costs to construct the Premises.  If the Solar Power Proposal is rejected by Landlord, Landlord and Tenant shall cooperate with each other to revise the Solar Power Proposal in a manner acceptable to both parties.  If the Solar Power Proposal is accepted by Landlord, Tenant shall cooperate with Landlord to incorporate the construction of the Solar Power Facility concurrent with the parking structure construction with completion to occur at least thirty (30) days prior to the Lease Commencement Date (the “Solar Power Facility Completion Date”).  If, as of the date that is sixty (60) days prior to the Lease Commencement Date, Landlord believes that Tenant will not complete construction of the Solar Power Facility by the Solar Power Facility Completion Date, then Landlord may send a written notice to Tenant advising Tenant of such concern.  If, following receipt of such written notice, Tenant has not completed construction of the Solar Power Facility by the Solar Power Facility Completion Date, then Landlord shall have the option, in its sole discretion upon a second written notice to Tenant, to take over construction of the Solar Power Facility, at Tenant’s expense (and Tenant shall reimburse to Landlord such costs upon written demand therefor as Additional Rent).  Notwithstanding the foregoing, any delay in the Commencement Date resulting from Tenant’s failure to complete the Solar Power Facility by the Solar Power Facility Completion Date shall be a Tenant Delay.  At the end of the Lease term, as long as the Solar Power Facility is constructed with Sunpower E-18 series solar panels or an equivalent or better solar panel having a 25 year minimum power warranty, then Tenant shall have no obligation to remove the Solar Power Facility and the Solar Power Facility shall remain in the Premises as the property of Landlord (and Tenant shall execute any documents reasonably requested by Landlord if necessary in order to effectuate such transfer of title to the Solar Power Facility and the transfer of any related warranties).  If Tenant does not construct a Solar Power Facility meeting the requirements of the immediately preceding sentence, than Landlord shall have the option to require Tenant to remove the Solar Power Facility at the end of the Lease Term at Tenant’s sole cost and expense, in which event Tenant shall repair any damage caused by such removal.

If the Tenant does not make a Solar Power Proposal to the Landlord prior to November 18, 2011, or Landlord approves Tenant’s Solar Power Proposal (no later than the fifth (5th) business day following delivery of Tenant’s request for approval) with conditions which Tenant does not accept in writing within five (5) business days after Tenant’s receipt from Landlord of such conditions, Landlord may, at its sole cost and expense, install a solar power facility on the top level of the parking structure (“Landlord’s Solar Facility”), and Landlord shall retain the rights to any power produced by Landlord’s Solar Facility, if any, which power may be metered and incorporated into the Building’s electrical system.  Any power used by the Building’s electrical system shall be measured and shall be subject to reimbursement from any tenants leasing the Premises, including Tenant, based on the marginal gross billing rates as shown on the most recent monthly invoice received by Landlord from PG&E with respect to the Premises, or then current electric utility provider, as such rates may change from time to time.  Notwithstanding anything in the Lease to the contrary, if Tenant constructs the Solar Power Facility (even if such construction is completed by Landlord under its self-help rights), Tenant shall be responsible, at Tenant’s sole cost and expense, for maintaining the Solar Power Facility in good working condition at all times during the Lease term, including at the expiration of the term of the Lease.  If Landlord constructs Landlord’s Solar Facility (except as a result of the exercise of its self-help rights), then Landlord shall be responsible, at Landlord’s sole cost and expense, for maintaining Landlord’s Solar Facility.

INITIALS:
TENANT:	RS
LANDLORD:	BB

EXHIBIT F

SNDA

RECORDING REQUESTED BY )

AND WHEN RECORDED MAIL TO: )
)
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Mail Code:	)
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Attn.:	)
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Space above for Recorder’s Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:  THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY AGREEMENT.

NOTICE:  THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE AS LANDLORD TO OBTAIN A LOAN, SOME OR ALL OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN ACQUISITION OR IMPROVEMENT OF THE PROPERTY.

This Subordination, Nondisturbance and Attornment Agreement (this “Agreement”) is entered into as of                                          (the “Effective Date”), between                           , whose address is                                            (“Lender”), and                                                   , a                                                                         , whose address is                                                  (“Tenant”), with reference to the following facts:

A.            , a                                       , whose address is
             (“Landlord”), owns the real property located at                                                (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule “A.”

B.            Lender has made a loan to Landlord in the original principal amount of $                              , which amount is subject to possible increase to a maximum principal amount of $                                     (the “Loan”), all as provided in and subject to the terms and conditions set forth in the Loan Documents (as hereinafter defined).

C.            To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain [Construction] Deed of Trust, Assignment, Security Agreement and Fixture

Filing, dated                                 , in favor of                   ., a                     , as Trustee for the benefit of Lender as Beneficiary [Grantee] (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”) [to be] recorded [on                       , at Book         , Page         ,] in the Official Records of the County of                               , State of California (the “Official Records”).

D.            Pursuant to a [Title of Lease] dated as of                                   , [as amended on                              and                               ] (the “Lease”), Landlord demised to Tenant [a portion of] Landlord’s Premises (“Tenant’s Premises”), as more particularly described in the Lease.  Tenant’s Premises are commonly described as                                       .

E.             Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

1.             Definitions.

The following terms shall have the following meanings for purposes of this Agreement.

1.1           Construction-Related Obligation.  A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises.  “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation, whether or not required by the Lease to be undertaken by Landlord; or (b) ordinary maintenance and repairs.

1.2           Foreclosure Event.  A “Foreclosure Event” means: (a) foreclosure under the Deed of Trust, whether by judicial action or pursuant to nonjudicial proceedings; (b) any other exercise by Lender of rights and remedies (whether under the Deed of Trust or under applicable law, including bankruptcy law) as holder of the Loan and/or as beneficiary under the Deed of Trust, as a result of which any Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3           Former Landlord.  A “Former Landlord” means the original Landlord named in the Lease and any other party that has become the landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4           Loan Documents.  The “Loan Documents” mean the Deed of Trust and any other document now or hereafter evidencing, governing, securing or otherwise executed in connection with the Loan, including any promissory note and/or loan agreement, pertaining to the repayment or use of the Loan proceeds or to any of the real or personal property, or interests therein, securing the Loan, as such documents or any of them may have been or may be from time to time hereafter renewed, extended, supplemented, increased or modified.  This Agreement is a Loan Document.

1.5           Offset Right.  An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.6           Rent.  The “Rent” means any fixed rent, base rent, additional rent or percentage rent at any time becoming due or owing by Tenant under the Lease.

1.7           Successor Landlord.  A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.8           Tenant Concession.  A “Tenant Concession” means any agreement or undertaking by any Former Landlord which is provided to Tenant or any affiliate of Tenant in connection with the execution by Tenant of the Lease or the occupancy by Tenant of Tenant’s Premises and which is not expressly set forth in the Lease, including free or reduced rent, early termination rights or options, assumption of any other lease obligations of Tenant or any affiliate of Tenant relating to property other than Landlord’s Premises, payment of moving or relocation costs, construction or installation of improvements to or alterations of Tenant’s Premises or Landlord’s Premises or the premises of any affiliate of Tenant, or any other economic, financial or contractual benefit to Tenant or any affiliate of Tenant of any type or nature that is provided by Landlord as an inducement to Tenant to enter into the Lease or to commence Tenant’s occupancy of Tenant’s Premises.

1.9           Termination Right.  A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2.             Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents.  Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant’s right, title and interest thereunder and in and to Landlord’s Premises (including Tenant’s right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord’s Premises and Tenant’s right to receive and retain any rentals or payments made under any sublease or concession agreement of or relating to any portion of Tenant’s Premises), to the lien of the Deed of Trust and all of Lender’s rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain a lien on Landlord’s Premises prior and superior to the Lease.

3.             Nondisturbance, Recognition and Attornment.

3.1           No Exercise of Deed of Trust Remedies Against Tenant.  So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Lender’s rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord’s Premises for the purpose of making any inspection or assessment, or in order to protect the value of Lender’s security provided by the Deed of Trust.  In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing.  The foregoing provisions of this Section 3.1 shall not be construed in any manner that would prevent Lender from (i) carrying out any nonjudicial foreclosure proceeding under the Deed of Trust, (ii) exercising Lender’s rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Landlord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord’s Premises as and when permitted under applicable law.

3.2           Nondisturbance and Attornment.  Notwithstanding the provisions of Section 2 above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord acquires title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3           Acknowledgment.  Tenant acknowledges that Lender would not make the Loan without this Agreement and the subordination of the Lease to the lien of the Deed of Trust as set forth herein, and that in reliance upon, and in consideration of, this subordination, specific monetary and other obligations are being and will be entered into by Lender which would not be made or entered into but for reliance upon this Agreement and such subordination of the Lease.  This Agreement is and shall be the sole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreement as to such subordination, including those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a present or future deed or deeds of trust or to a present or future mortgage or mortgages.

3.4           Use of Proceeds.  Lender, in making any advances of the Loan pursuant to any of the Loan Documents, shall be under no obligation or duty to, nor has Lender represented to Tenant that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such advances, and any application or use of such proceeds for purposes other than those provided for in any Loan Document shall not defeat Tenant’s agreement to subordinate the Lease in whole or in part as set forth in this Agreement.

3.5           Turnover of Rent.  Tenant shall pay to Lender all Rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord’s Premises pursuant to the provisions of the Loan Documents.  The consent and approval of Landlord to this Agreement shall constitute an express authorization for Tenant to make such payments to Lender and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

3.6           Additional Subordination; Bankruptcy Rights.  Tenant shall not subordinate its rights under the Lease to any other mortgage, deed of trust, or other security instrument without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion.  In the event the Lease is rejected or deemed rejected in any bankruptcy proceeding with respect to Landlord, Tenant shall not exercise its option to treat the Lease as terminated under 11 U.S.C. § 365(h), as amended, or any successor or similar statute.

3.7           Further Documentation.  The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents.  Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them.

4.             Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Deed of Trust, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1           Claims Against Former Landlord.  Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.  The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord’s obligations as landlord under the Lease.  Notwithstanding the foregoing clause (b), Tenant shall not be entitled to exercise any Offset Right against Successor Landlord with respect to any Known Preexisting Conditions (as hereinafter defined) or to enforce Successor Landlord’s obligations to correct such conditions, unless Tenant shall have given Lender written notice of such conditions and an opportunity to inspect all of Tenant’s Premises prior to the applicable Foreclosure Event.  As used herein, “Known Preexisting Conditions” means any conditions that existed on or affected Tenant’s Premises and were actually known to Tenant prior to the date of attornment, which conditions were required to be corrected by Former Landlord prior to the date of attornment pursuant to the Lease.

4.2           Prepayments.  Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required under the Lease.

4.3           Payments; Security Deposit.  Any obligation (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant, or (b) with respect to any security deposited with Former Landlord, except to the extent that such security was actually delivered to Lender by Former Landlord and Lender has the legal right to use or apply such security for the purposes provided in the Lease.

4.4           Modification, Amendment, or Waiver.  Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender’s written consent.

4.5           Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6           Construction-Related Obligations.  Any Construction-Related Obligation of Former Landlord.

5.             Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Tenant’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Tenant’s Premises by Successor Landlord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by Successor Landlord to secure such payments) (collectively, “Successor Landlord’s Interest”), and Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord’s Premises, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.  Nothing herein shall be construed to grant Tenant any right to seek any recovery from any Former Landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

6.             Lender’s Right to Cure.

6.1           Notice to Lender.  Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide

Lender with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2           Lender’s Cure Period.  After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord.  Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees or undertakes otherwise in writing.

6.3           Extended Cure Period.  In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Lender undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this Section 6.3, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.             Confirmation of Facts.

Tenant represents to Lender and to any Successor Landlord, in each case as of the Effective Date:

7.1           Effectiveness of Lease.  The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises.  Without limiting the foregoing, there are no oral or written agreements between Landlord and Tenant that would create any additional obligations of Landlord with respect to the Lease or Tenant’s Premises, or that would reduce or limit any obligations of Tenant under the Lease.  Tenant has no interest in Landlord’s Premises, including any right or option to purchase any portion of Landlord’s Premises or any portion of Landlord’s interest therein, except as is expressly set forth in the Lease.  No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2           Rent.  Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3           No Landlord Default.  To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.4           No Tenant Default.  Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5           No Termination.  Tenant has neither commenced any action nor sent or received any notice to terminate the Lease.  Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6           Commencement Date.  The “Commencement Date” of the Lease was                               .

7.7           Acceptance.  Except as set forth below in this Section 7.7: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises, and Tenant has accepted such performance by Landlord.

Exception(s) to the foregoing are noted below (if none, so specify):

7.8           No Transfer.  Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9           Due Authorization.  Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.10         Tenant Concessions.  Except as expressly set forth in the Lease, Tenant has made no agreements with Landlord, and Landlord has made no commitments to Tenant, for the provision of any Tenant Concessions to or for the benefit of Tenant or any affiliate of Tenant.

7.11         Advice of Counsel.  Tenant has been afforded a full and complete opportunity to seek and obtain the advice and assistance of legal counsel in connection with Tenant’s entry into this Agreement, and Tenant has exercised such opportunity to the extent determined by Tenant to be necessary or appropriate for the protection of Tenant’s rights and interests.

8.             Miscellaneous.

8.1           Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered.  Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this Section 8.1.  Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

8.2           Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  If Lender assigns the Deed of Trust, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3           Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Deed of Trust and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

8.4           Interaction with Lease and with Deed of Trust; Severability.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the beneficiary of, the Deed of Trust.  Lender confirms that Lender has consented to Landlord’s entering into the Lease.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Agreement and the remaining provisions shall continue in full force and effect as if such provision had not been included.

8.5           Lender’s Rights and Obligations.  Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6           Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of California, excluding its principles of conflict of laws.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

8.7           Amendments.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by written instrument executed by the party to be charged.

8.8           Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9           Costs and Attorneys’ Fees.  In the event of any claim or dispute arising out of or in connection with the interpretation or enforcement of this Agreement, the party that substantially prevails shall be awarded, in addition to all other relief, all attorneys’ fees and other costs and expenses incurred in connection with such claim or dispute; including those fees, costs, and expenses incurred before or after suit, and in any arbitration, and any appeal, any proceedings under any present or future bankruptcy act or state receivership, and any post-judgment proceedings.

8.10         Lender’s Representation.  Lender represents that Lender has full authority to enter into this Agreement, and Lender’s entry into this Agreement has been duly authorized by all necessary actions.

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Tenant as of the Effective Date.

LENDER:

,

a

By:
Name:
Title:

TENANT:

By:
Name:
Title:

LANDLORD’S CONSENT

Landlord is not a party to the foregoing Agreement, but Landlord consents and agrees to all of the provisions of the Agreement, including without limitation the provisions of Section 3.5 thereof, and Landlord shall not take or assert as against Lender or Tenant any position that would be inconsistent with the provisions of the Agreement or that would cause the Tenant to be in breach of the Agreement.  The Agreement was entered into at Landlord’s request.  The Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Deed of Trust or the Lease.  The Agreement discharges any obligations of Lender under the Deed of Trust and related Loan Documents to enter into a nondisturbance agreement with Tenant.

Dated:	LANDLORD:

By:
Name:
Title:

Schedule “A”

Description of Landlord’s Premises

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of Mountain View, County of Santa Clara, and State of California, more particularly described as follows:

ACKNOWLEDGMENT

STATE OF CALIFORNIA                            )

)  ss.

COUNTY OF                                                 )

On                                 , before me,                                                                             , personally appeared                                                                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACKNOWLEDGMENT

STATE OF CALIFORNIA                            )

)  ss.

COUNTY OF                                                 )

On                                 , before me,                                                                             , personally appeared                                                                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACKNOWLEDGMENT

STATE OF CALIFORNIA                            )

)  ss.

COUNTY OF                                                 )

On                                 , before me,                                                                             , personally appeared                                                                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT G

LETTER OF CREDIT

Irrevocable Standby Letter of Credit Number

Issuance Date:                             , 2

Applicant:

Beneficiary:

Amount:  For                                                and       /100 dollars ($                                  )

Date of Expiration:   [ONE YEAR ANNIVERSARY OF LEASE EXPIRATION DATE (INCLUDING ANY OPTION PERIODS)]                                , 2         (subject to renewal as provided herein)

Place of Expiration:  At our counters

Re:
(the “Lease”)

We,                                            (the “Bank”), with headquarters at                                                                 ,  hereby authorize Beneficiary to draw on the Bank for the account of                                                      up to an aggregate amount of                                                        and       /100 dollars ($                                  ), available by payment against your draft(s) at sight drawn on the Bank.  The amount of the draft drawn hereunder must be endorsed by Beneficiary on the reverse side thereof.  All drafts must be:

1.                                       marked “Drawn under irrevocable Letter of Credit No.             , dated               , 2         for                                 “; and

2.                                       accompanied by a written certification by either an authorized member/manager/officer of Beneficiary, that Beneficiary is entitled to draw upon this Letter of Credit as the result of a default by Applicant under the Lease, which default remained uncured after any applicable grace or cure period, or as a result of receipt from the Bank of a notice of non-extension.

Presentation of drafts drawn hereunder may be made at any time on or before the expiry date hereof at our office located at                                                                                                           .

It is a condition of this letter of credit that it shall be deemed automatically extended for additional one (1) year periods from the then-current expiry date unless sixty (60) days prior to such expiry date, we notify you in writing by registered or certified mail, hand delivery, or courier service to Beneficiary that we elect not to extend this Letter of Credit for any such additional periods.  In the event you receive our notice of non-extension, you may draw under the Letter of Credit by your sight draft

Multiple drawings are permitted.  The Bank shall have no right, duty, obligation or responsibility to evaluate the performance or nonperformance of the underlying contract between the Applicant and Beneficiary together or separately.  Any notice to Beneficiary by the Bank in connection with this Letter of Credit shall be delivered in hand with receipt acknowledged or by certified mail, or courier service to Beneficiary’s address set forth above or to such other address as Beneficiary may designate by written notice to the Bank at the above office.  This undertaking is issued subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

We hereby agree with you that any draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored in immediately available funds upon presentation on or before the expiry date or any automatically extended expiry date and at the place named herein.  If a demand for payment does not conform to the terms and conditions of this Letter of Credit, we will give prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, we will state the reasons therefor and upon your instructions hold any documents at your disposal or return the same to you.  Upon being notified that the demand for payment was not effected in conformity with the terms and conditions of this Letter of Credit, you may correct any such nonconforming demand for payment to the extent possible before the expiration date.

THIS LETTER OF CREDIT MAY BE TRANSFERRED AT NO COST TO BENEFICIARY (OR A TRANSFEREE) ONE OR MORE TIMES, BUT ONLY IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED EXHIBIT “A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY (OR ANY SUCCESSOR BENEFICIARY) AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

Sincerely,

Name:
Title:

EXHIBIT “A”

DATE:

TO:

RE: STANDBY LETTER OF CREDIT

NO.                                 ISSUED BY

ATTN:                                .

STANDBY LETTERS OF CREDIT                       L/C AMOUNT:

LADIES/GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

(NAME OF BANK)

AUTHORIZED SIGNATURE